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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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Micron Technology, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 Notice of 2009 Annual Meeting of Shareholders
December 10, 2009

To the Shareholders:

        NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Shareholders of Micron Technology, Inc., a Delaware corporation (the "Company"), will be held on December 10, 2009, at 9:00 a.m., Mountain Standard Time, at the Company's headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632, for the following purposes:

  1.
  To elect directors to serve for the ensuing year and until their successors are elected and qualified;

  2.
  To approve the Company's Executive Officer Performance Incentive Plan;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending September 2, 2010; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on October 13, 2009, are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the business to be transacted at the meeting, during ordinary business hours for the ten-day period immediately preceding the date of the meeting, at the Company's headquarters at 8000 South Federal Way, Boise, Idaho 83716-9632.

        The Securities and Exchange Commission permits proxy materials to be furnished over the Internet rather than in paper form. Accordingly, we are sending many of our shareholders a notice regarding the availability of this proxy statement, our Annual Report on Form 10-K for fiscal 2009 and other proxy materials via the Internet. This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs.

        Attendance at the Annual Meeting will be limited to shareholders and guests of the Company. Shareholders may be asked to furnish proof of ownership of the Company's Common Stock before being admitted to the meeting. Directions to the meeting's location accompany the Proxy Statement.

        To ensure your representation at the meeting, you are urged to vote. You may vote by telephone or electronically via the Internet. Alternatively, if you received a paper copy, you may sign, date and return the proxy card in the postage-prepaid envelope enclosed for that purpose. Please refer to the instructions included with the proxy for additional details. Shareholders attending the meeting may vote in person even if they have already submitted their proxy.

By Order of the Board of Directors
Roderic W. Lewis Vice President of Legal Affairs, General Counsel & Corporate Secretary

Boise, Idaho
October 28, 2009

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY PROMPTLY.

8000 South Federal Way
Boise, Idaho 83716-9632

PROXY STATEMENT
2009 ANNUAL MEETING OF SHAREHOLDERS

December 10, 2009
9:00 a.m. Mountain Standard Time

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The proxy is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Micron Technology, Inc. (the "Company"), for use at the 2009 Annual Meeting of Shareholders to be held on December 10, 2009, at 9:00 a.m., Mountain Standard Time, or at any adjournment or postponement thereof (the "Annual Meeting"). The purpose of the Annual Meeting is set forth herein and in the accompanying Notice of 2009 Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632. Directions to the Annual Meeting accompany this Proxy Statement. The Company's telephone number is (208) 368-4000.

        This Proxy Statement and related proxy card are first being distributed on or about October 28, 2009, to all shareholders entitled to vote at the meeting.

        Shareholders can vote their shares using one of the following methods:

  •
  Vote through the Internet at www.proxydocs.com/mu using the instructions included in the notice regarding the Internet availability of proxy materials, the proxy card or voting instruction card;

  •
  Vote by telephone using the instructions on the proxy card or voting instruction card if you received a paper copy of the proxy materials;

  •
  Complete and return a written proxy or voting instruction card using the proxy card or voting instruction card if you received a paper copy of the proxy materials; or

  •
  Attend and vote at the meeting.

        Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a paper proxy or voting instruction card. Unless you are planning to vote at the meeting, your vote must be received by 11:59 p.m., Mountain Standard Time, on December 9, 2009.

Record Date

        Shareholders of record at the close of business on October 13, 2009 (the "Record Date") are entitled to notice of and to vote at the meeting.

Revocability of Proxy

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by attending the Annual Meeting and voting in person or by delivering to the Company a written notice of revocation or another duly executed proxy bearing a date later than the earlier given proxy but prior to the date of the Annual Meeting.

Solicitation

        The cost of solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees, without additional compensation, personally or by telephone or Internet. The Company intends to use the services of Laurel Hill Advisory Group, LLC, a proxy solicitation firm, in connection with the solicitation of proxies. Although the exact cost of the solicitation services is not known at this time, it is anticipated that the fees and expenses paid by the Company for these services will be approximately $12,500.

Outstanding Shares

        The Company has one class of stock outstanding, common stock, $.10 par value per share (the "Common Stock"). At October 13, 2009, the Record Date, 849,856,562 shares of Common Stock were issued and outstanding and entitled to vote.

Voting Rights and Required Vote

        Under the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and its Bylaws, each shareholder will be entitled to one vote for each share of the Company's Common Stock held at the Record Date for all matters, including the election of directors, unless cumulative voting for the election of directors is required (in the manner specified below). The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of the Company's Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are tallied to determine the shareholders' decision with respect to the matter voted upon (the "Votes Cast"). Abstentions will have the same effect as voting against a proposal. Broker non-votes will be considered present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes are not deemed to be Votes Cast and, therefore, will not be included in the tabulation of the voting results with respect to voting results for the election of directors or issues requiring the approval of a majority of Votes Cast.

        Shares held in a brokerage account or by another nominee are considered held in "street name" by the shareholder or "beneficial owner." A broker or nominee holding shares for a beneficial owner may not vote on matters relating to the election of directors or equity compensation plans unless the broker or nominee receives specific voting instructions from the beneficial owner of the shares. As a result, absent specific instructions, brokers or nominees may not vote a beneficial owner's shares on Items 1 and 2 and such shares will be considered "broker non-votes" for such proposals.

        Directors will be elected if the number of votes "FOR" a particular director exceeds the number of votes "AGAINST" that same director. With respect to each other item of business, the "FOR" vote of a majority of the Votes Cast is required in order for such matter to be considered approved by the shareholders.

        Cumulative voting for the election of directors shall not be required unless a shareholder has requested cumulative voting by written notice to the Secretary of the Company at least 15 days prior to the date of the meeting. If cumulative voting is required with respect to the election of directors, each voting shareholder may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than seven candidates. If cumulative voting is required, the persons authorized to vote shares represented by proxies shall have the authority and discretion to vote such shares cumulatively for any candidate or candidates for whom authority to vote has not been withheld.

Voting of Proxies

        The shares of the Company's Common Stock represented by all properly executed proxies received in time for the meeting will be voted in accordance with the directions given by the shareholders. If no instructions are given with respect to a properly executed Proxy timely received by the Company, the shares of the Company's Common Stock represented thereby will be voted (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (ii) FOR approval of the Executive Officer Performance Incentive Plan, (iii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending September 2, 2010, and (iv) in the discretion of the proxy holders for such business which may properly come before the Annual Meeting.

 ITEM 1—ELECTION OF DIRECTORS

Nominees

        The Company's Bylaws currently authorize a Board of Directors comprised of seven members. A board of seven directors is to be elected at the Annual Meeting, all of whom have been recommended for nomination by a majority of the independent directors of the Board of Directors and all of whom are currently serving as directors of the Company. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's seven nominees named below, all of whom are presently directors of the Company. Your proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such person's successor has been elected and qualified, except in the case of earlier resignation or removal. Officers are appointed annually by the Board of Directors and serve until their successors are duly appointed and qualified, except in the case of earlier resignation or removal. The names of the nominees and certain information about them are set forth below:

				Board Committees*
			Served as a Director Since
Name of Nominee	Age	Principal Occupation		A	C	G
Teruaki Aoki	68	President of Sony University	2006		X	X
Steven R. Appleton	49	Chairman and Chief Executive Officer of the Company	1994
James W. Bagley	70	Executive Chairman of Lam Research Corporation	1997
Robert L. Bailey	52	Chairman of PMC-Sierra, Inc.	2007	X		X
Mercedes Johnson	55	Former Senior Vice President and Chief Financial Officer of Avago Technologies Limited	2005	X		X
Lawrence N. Mondry	49	Former President and Chief Executive Officer of CSK Auto Corporation	2005		X	X
Robert E. Switz	63	Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc.	2006	X		X

*
A = Audit Committee, C = Compensation Committee, G = Governance Committee

        Set forth below are the principal occupations of the nominees for at least the past five years:

        Teruaki Aoki has served as President of Sony University since April 2005. Dr. Aoki has been associated with Sony since 1970 and has held various executive positions, including Senior Executive Vice President and Executive Officer of Sony Corporation as well as President and Chief Operating Officer of Sony Electronics, a U.S. subsidiary. Dr. Aoki holds a Ph.D. in Material Sciences from Northwestern University as well as a BS in Applied Physics from the University of Tokyo. He was elected as an IEEE Fellow in 2003 and serves as Advisory Board Member of Kellogg School of Management of Northwestern University. Dr. Aoki also serves on the board of Citizen Holdings Co., Ltd. Dr. Aoki is the Chairman of the Board's Compensation Committee.

        Steven R. Appleton joined the Company in February 1983 and has served in various capacities with the Company and its subsidiaries. Mr. Appleton first became an officer of the Company in August 1989 and has served in various officer positions with the Company since that time. From April 1991 until July 1992 and since May 1994, Mr. Appleton has served on the Company's Board of Directors. From September 1994 to June 2007, Mr. Appleton served as the Chief Executive Officer, President and Chairman of the Board of Directors of the Company. In June 2007, Mr. Appleton relinquished his position as President of the Company but retained his positions of Chief Executive Officer and Chairman of the Board. Mr. Appleton is a member of the Board of Directors of National Semiconductor Corporation. Mr. Appleton holds a BA in Business Management from Boise State University.

        James W. Bagley became the Executive Chairman of Lam Research Corporation ("Lam"), a supplier of semiconductor manufacturing equipment, in June 2005. From August 1997 through June 2005, Mr. Bagley served as the Chairman and Chief Executive Officer of Lam. Mr. Bagley is a member of the Board of Directors of Teradyne, Inc. He has served on the Company's Board of Directors since June 1997. Mr. Bagley holds a MS and BS in Electrical Engineering from Mississippi State University.

        Robert L. Bailey has been Chairman of the Board of Directors of PMC-Sierra ("PMC") since 2005 and also served as PMC's Chairman from February 2000 until February 2003. Mr. Bailey has been a director of PMC since October 1996. He also served as the President and Chief Executive Officer of PMC from July 1997 until May 2008. PMC is a leading provider of broadband communication and semiconductor storage solutions for the next-generation Internet. Mr. Bailey holds a BS degree in Electrical Engineering from the University of Bridgeport and an MBA from the University of Dallas.

        Mercedes Johnson was the Senior Vice President and Chief Financial Officer of Avago Technologies Limited, a supplier of analog interface components for communications, industrial and consumer applications, from December 2005 to August 2008. Prior to that, she served as the Senior Vice President, Finance, of Lam from June 2004 to January 2005 and as Lam's Chief Financial Officer from May 1997 to May 2004. Before joining Lam, Ms. Johnson spent 10 years with Applied Materials, Inc., where she served in various senior financial management positions, including Vice President and Worldwide Operations Controller. Ms. Johnson holds a degree in Accounting from the University of Buenos Aires and currently serves on the Board of Directors for Intersil Corporation.

        Lawrence N. Mondry was the President and Chief Executive Officer of CSK Auto Corporation ("CSK"), a specialty retailer of automotive aftermarket parts, from August 2007 to July 2008. Prior to his appointment at CSK, Mr. Mondry served as the Chief Executive Officer of CompUSA Inc. from November 2003 to May 2006. Mr. Mondry joined CompUSA in 1990. Mr. Mondry currently serves on the Board of Directors of CSK. Mr. Mondry is the Chairman of the Board's Governance Committee and Lead Director.

        Robert E. Switz is currently Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc. ("ADC"), a supplier of network infrastructure products and services. Mr. Switz has been President and Chief Executive officer of ADC since August 2003 and Chairman since August 2008. He has been with ADC since 1994 and prior to his current position, served ADC as Executive Vice President and Chief Financial Officer. Mr. Switz holds an MBA from the University of Bridgeport as well as a degree in Marketing/Economics from Quinnipiac University. Mr. Switz also serves on the Board of Directors for ADC and Broadcom Corporation. Mr. Switz is the Chairman of the Board's Audit Committee.

        There is no family relationship between any director or executive officer of the Company.

Code of Business Conduct and Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company. A copy of the Micron Code of Business Conduct and Ethics is available on the Company's website at www.micron.com/code and is also available in print upon request. Any amendments or waivers of the Code of Business Conduct and Ethics will also be posted on the Company's website within four business days of the amendment or waiver as required by applicable rules and regulations of the Securities and Exchange Commission ("SEC") and NYSE Listing Requirements.

Director Independence

        Under current NYSE rules, a director only qualifies as "independent" if the Company's Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). A director is not independent under Section 303A.02(b) of the NYSE Listed Company Manual if:

  •
  The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

  •
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  •
  (A) The director or an immediate family member is a current partner of a firm that is the Company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

  •
  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another Company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

  •
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        The NYSE guidelines provide that ownership of a significant amount of the Company's stock, by itself, does not constitute a material relationship with the Company. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of the Company's Board of Directors who are independent.

        As of October 6, 2009, the Company's Board of Directors has determined that directors Aoki, Bailey, Johnson, Mondry and Switz are each "independent" within the meaning of Section 303A.02(b) of the NYSE Listed Company Manual. None of these directors have a relationship with the Company, other than any relationship that is categorically not material under the guidelines shown above and other than as disclosed in this Proxy Statement under "Compensation of Directors" and "Certain Relationships and Related Transactions."

Board Meetings and Committees

        The Board of Directors of the Company held nine meetings during fiscal 2009. The Board of Directors met in Executive Session three times during fiscal 2009. In fiscal 2009, the Board of Directors had a standing Audit Committee, Governance Committee and Compensation Committee. During fiscal 2009, the Audit Committee met nine times, the Compensation Committee met two times and the

Governance Committee met three times. In addition to formal committee meetings, the chairmen of the committees engaged in regular discussions with management regarding various issues relevant to their respective committees. All incumbent directors attended 75% or more of the total number of meetings of the Board of Directors during fiscal 2009. All incumbent directors who served on the Compensation or Audit Committee attended 75% or more of the total number of committee meetings during fiscal 2009. Messrs. Bailey, Mondry and Switz did not attend 75% or more of the total number of Governance Committee meetings during fiscal 2009. All directors attended the Company's Annual Meeting of Shareholders in 2008. The Company encourages director attendance at the Annual Meeting of Shareholders.

        The Audit Committee, the Governance Committee and the Compensation Committee each have written charters that comply with federal and NYSE rules relating to corporate governance matters. Copies of the committee charters as well as the Company's Corporate Governance Guidelines are available on the Company's website at www.micron.com and are also available in print upon request to corporatesecretary@micron.com. The Board has determined that all the members of the Audit Committee, the Governance Committee, and the Compensation Committee satisfy the independence requirements of applicable federal laws and the listing standards of the NYSE for such committees.

        The Company's Corporate Governance Guidelines specify a mandatory retirement age of 70 for members of its Board of Directors. In October 2009, the Board waived this requirement with respect to Mr. Bagley.

  Audit Committee

        Ms. Johnson and Messrs. Bailey and Switz currently serve on the Audit Committee. Mr. Switz is the Chairman of the Audit Committee. The Board has determined that Ms. Johnson and Messrs. Bailey and Switz each qualifies as an "audit committee financial expert" for purposes of the rules and regulations of the SEC. The purpose of the Audit Committee is to assist the Board in overseeing and monitoring (i) the integrity of the Company's financial statements, (ii) the performance of the Company's internal audit function and its Independent Registered Public Accounting Firm, (iii) the qualifications and independence of the Company's Independent Registered Public Accounting Firm, and (iv) the Company's compliance with legal and regulatory requirements. The Audit Committee is also responsible for preparing the Audit Committee report that is included in the Company's annual Proxy Statement. See "Report of the Audit Committee of the Board of Directors." The complete duties and responsibilities of the Audit Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

  Governance Committee

        Dr. Aoki, Ms. Johnson, and Messrs. Bailey, Mondry and Switz currently serve on the Governance Committee. Dr. Aoki served as Chairman of the Governance Committee in fiscal 2009. In October 2009, Mr. Mondry was appointed Chairman of the Governance Committee. The responsibilities of the Governance Committee include assisting the Board in discharging its duties with respect to (i) the identification and selection of nominees to the Company's Board of Directors and (ii) the development of Corporate Governance Guidelines for the Company. The complete duties and responsibilities of the Governance Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

        The Governance Committee is responsible for identifying nominees for the Company's Board of Directors. There are no minimum qualifications that nominees must possess, however, the following factors are strongly considered by the Governance Committee in making its recommendations: substantial experience in the semiconductor industry or related industries; strong business acumen and judgment; excellent interpersonal skills; business relationships with key individuals in industry, government and education that may be of significant assistance to the Company and its operations; familiarity with accounting rules and practices; and "independence" as defined and required by NYSE Listing Application Standards and relevant rules and regulations of the SEC. The Board of Directors has determined that it would be advisable to add additional members to the Board. To that end, the Governance Committee works with a third party executive search firm to assist them in the identification and evaluation of potential candidates to the Company's Board of Directors. It is currently anticipated that additional members may join the Company's Board of Directors in 2010.

        The Governance Committee will consider director nominee recommendations from shareholders. Shareholder recommendations for directors are subject to the same criteria used to evaluate other candidates. Shareholders wishing to recommend a prospective nominee should submit the candidate's name and qualifications to the Company's Corporate Secretary at corporatesecretary@micron.com. The Company's Bylaws contain the provisions that address the process by which a shareholder may nominate an individual to stand for election to the Company's Board of Directors. A copy of the Company's Bylaws can be found on the Corporate Governance page of its website at www.micron.com and is available in print upon request to corporatesecretary@micron.com. During fiscal 2009, the Company did not receive any director nominations from shareholders.

  Compensation Committee

        Mr. Mondry and Dr. Aoki currently serve on the Compensation Committee of the Board of Directors. Mr. Mondry served as the Chairman of the Compensation Committee in fiscal 2009. In October 2009, Dr. Aoki was appointed Chairman of the Compensation Committee. The Compensation Committee is responsible for reviewing and approving the compensation of the Company's officers. See the "Compensation Discussion and Analysis" and the "Report of the Compensation Committee on Executive Compensation" for information regarding how the Compensation Committee sets executive compensation levels. The complete duties of the Compensation Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

  Executive Sessions

        In October 2009, Mr. Mondry was appointed Lead Director of the Company's Board of Directors and will chair executive session meetings of the board (meetings in which only non-employee directors are present) for fiscal 2010.

  Communications with the Board

        Shareholders and interested parties wishing to communicate with the Company's Board of Directors may contact Mr. Mondry at leaddirector@micron.com.

 COMPENSATION OF DIRECTORS

        The Governance Committee of the Board of Directors oversees the setting of compensation for the Company's non-employee members of its Board of Directors. At the end of fiscal 2008, the Governance Committee worked with Mercer, an outside compensation consultant, to review and evaluate director compensation for fiscal 2009 in light of prevailing market conditions. Mercer gathered compensation data from the Company's custom peer group of companies as well as from the National Association of Corporate Directors (NACD 2006-2007) Director Compensation Report. (For a discussion of the peer group of companies, please see "Executive Compensation and Related Information—Compensation Discussion and Analysis.") In September 2008, upon completion of its review and evaluation, the Governance Committee concluded not to change to the amount of the director's annual retainer. The Governance Committee did however recommend increases to the amounts paid to directors for service as committee chair and lead director.

Elements of Director Compensation

        Annual Retainer.    Directors who are not employees of the Company are entitled to receive an annual retainer of $50,000. On January 1, 2009, in light of global economic crisis, the Company's directors implemented a 20% reduction in the amount of their annual retainer. Pursuant to the Company's 2008 Director's Compensation Plan ("DCP"), non-employee directors may elect to take some or all of their annual retainer in the form of cash, shares of Common Stock or deferred rights to receive Common Stock upon termination as a director. During the period from October 1, 2008 to September 30, 2009, Ms. Johnson received 5,726 shares of Common Stock under the DCP. During the same period, Mr. Bagley deferred the receipt of 12,638 shares of Common Stock under the DCP. Directors who are employees of the Company receive no additional or special remuneration for their service as directors.

        Set forth below are the amounts received by directors for their service as committee chair or lead director in fiscal 2009 and the amounts that are expected to be received in fiscal 2010:

	2009	2010
Audit Committee Chair	$17,500	$17,500
Compensation Committee Chair	10,000	10,000
Governance Committee Chair	10,000	10,000
Lead Director	12,500	12,500

        Except for the foregoing, directors do not receive any additional or special remuneration for their service on any of the committees established by the Board of Directors.

        The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board of Directors' meetings.

        Equity Award.    A "targeted value" for annual non-employee director equity compensation is established each year. Following discussion of relevant data with Mercer, the Board determined that such targeted value for fiscal 2009 should remain at the level set in 2008 of $225,000. Based on this amount, the Board approved an award of 50,224 shares of restricted Common Stock to each of the directors, derived by dividing the targeted value of $225,000 by the Fair Market Value, as defined under the Company's equity plans, of the Company's Common Stock. For purposes of the Company's equity plans, "Fair Market Value" equals the average closing price of the Company's Common Stock on the last trading day prior to the date of grant. The restrictions on the shares awarded for fiscal 2009 lapse for 50% of such shares on the first anniversary of the date of grant and will lapse for the remaining 50% on the second anniversary of the date of grant (the "Vesting Period"). Notwithstanding the foregoing, the restrictions as to the fiscal 2009 shares will lapse for 100% of such shares in the event a director either reaches the mandatory retirement age during the Vesting Period or retires from the Board during the Vesting Period having achieved a minimum of three years of service with the Board of Directors prior to the effective date of his or her retirement.

Director Compensation

        The following table details the total compensation earned by the Company's non-employee directors in fiscal 2009.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Teruaki Aoki	$53,333	$309,074	$250	$362,657
James W. Bagley	56,155	225,004	—	281,159
Robert L. Bailey	43,333	206,455	—	249,788
Mercedes Johnson	43,628	225,004	—	268,632
Lawrence N. Mondry	53,333	225,004	—	278,337
Robert E. Switz	60,625	309,074	—	369,699

(1)
On October 3, 2008, each director who was not an employee of the Company was granted 50,224 shares of restricted stock or restricted stock units with a grant date fair value of $225,000 ($4.48 per share). Amount shown is the expense recognized in the Company's financial statements for fiscal 2009 under Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payments," related to each director's outstanding restricted stock. Assumptions used in determining the fair values of these option awards is set forth in the "Equity Plans" notes to the Company's financial statements included in its annual reports on Form 10-K for fiscal 2009, 2008 and 2007, which are incorporated herein by reference. The expense shown for these stock awards is based solely on the stock price as of the date of grant, director's age and years of service. For information on the restrictions associated with these awards, see "Elements of Director Compensation—Equity Awards" above. Specific amounts expensed for each director vary as a result of the director's holdings, length of service and age. Any dividends payable with respect to the Company's Common Stock will be payable with respect to all awards of restricted stock. The total number of outstanding restricted shares and options held as of September 3, 2009, for each non-employee director was as follows:

Name	Restricted Stock	Options*
Teruaki Aoki**	60,641	4,375
James W. Bagley	60,641	66,000
Robert L. Bailey	60,641	—
Mercedes Johnson	60,641	17,500
Lawrence N. Mondry	60,641	17,500
Robert E. Switz	60,641	4,375

*
All options are fully vested and exercisable. Prior to fiscal 2005 directors' annual equity awards were comprised exclusively of stock options.

**
Dr. Aoki received restricted stock units in lieu of restricted stock.
(2)
Reflects amount incurred to cover tax services provided by Deloitte Touche Tohmatsu Japan.

 ITEM 2—APPROVAL OF THE EXECUTIVE OFFICER PERFORMANCE INCENTIVE PLAN

        The Executive Officer Performance Incentive Plan (the "Plan") was first approved by the Company's Board of Directors and Shareholders in 2004. The Plan was amended by the Board of Directors in fiscal 2008 and fiscal 2010, primarily to incorporate provisions related to Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of Section 162(m) of the Code, the Plan must be approved by the Company's shareholders every five years. A summary of the Plan is set forth below. This summary is qualified in its entirety by the full text of the Plan which is attached to the Proxy Statement as Appendix A.

Purpose

        The purpose of the Plan is to attract, retain, and reward qualified executives who are important to the Company's success by providing performance-based, incentive cash awards ("Awards") for outstanding performance at the individual, business-unit and Company-wide level. The Plan is intended, but not required, to provide qualified performance-based compensation in accordance with Section 162(m) of the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations promulgated thereunder ("Code Section 162(m)").

Eligible Participants

        Individuals who are eligible to participate in the Plan are the Company's Chief Executive Officer, President and its Vice Presidents ("Eligible Participants"), currently 20 persons. Actual participation by any given Eligible Participant for any particular performance period ("Participant") is determined by the Compensation Committee of the Board of Directors. Currently, only 17 of the Company's officers participate in the Plan.

Administration

        The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") and will qualify as an independent compensation committee under Code Section 162(m). The Committee will have full power and authority to construe, interpret and administer the Plan.

Deductibility under Code Section 162(m)

        Pursuant to Code Section 162(m), the Company may not deduct compensation expense in excess of $1,000,000 per year paid to its Chief Executive Officer and each of the four next most highly compensated executive officers unless such compensation is qualified performance-based compensation. The Plan is designed so that those Awards conditioned on the satisfaction of pre-established, objective performance goals as described below will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible.

Performance Goals

        Awards are intended, but not required to be, qualified performance-based compensation pursuant to Section 162(m) of the Code. With respect to each performance period, the Committee will establish the following: (1) the length of the performance period with respect to each Participant (performance periods need not be the same for each Participant. Performance periods will coincide with the Company's fiscal year unless a shorter performance period is established; provided, however, in no event will a performance period be less than ninety (90) days for any Participant); (2) the Participants in the Plan for such period; (3) the specific Company, subsidiary, affiliate, group, division, unit, department, function and/or individual business criterion or criteria, or combination thereof, that will be measured with respect to each Participant; (4) the specific results, or range of results, to be achieved with respect to the selected criterion or criteria; (5) any special adjustments that may need to be applied in calculating whether the performance goals have been met to factor out extraordinary items; (6) the formula for calculating the awards under the Plan in relation to the performance goals (including instructions for extrapolating the amounts payable when performance results fall in a range between threshold, target and maximum goals), and; (7) the targeted bonus amounts or Awards (expressed in absolute terms or as a percentage of base compensation fixed at the time the performance formula is established) for each Participant.

        Performance goals are based on one or more financial, strategic and/or operational business criteria specified in the Plan. Financial business criteria include, but are not limited to, net income as a percentage of net revenue, gross margin, return on invested capital, and research and development expense. Strategic and operational criteria include, but are not limited to, manufacturing efficiency (including yield enhancement and cycle time reduction), product life cycle management and sales price optimization. The business criteria that may be used for performance goals are specified in Section 5 of the Plan attached hereto as Appendix A.

        The Committee will establish performance goals within the first 90 days after the beginning of the measurement period for which such performance goal relates (or such other time as may be required or permitted under Code Section 162(m)).

Modification of Performance Goals

        With respect to Awards not intended to satisfy Code Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, including any acquisition, disposition or merger, or the manner in which the Company or a subsidiary or affiliate conducts its business, or other events or circumstances (including a change in a Participant's duties) render performance goals to be unsuitable for a performance period, the Committee may modify such performance period and/or performance goals in whole or in part, and/or such performance period, as the Committee deems appropriate.

        Subject to the requirements of Code Section 162(m), in the event the Company acquires or disposes of significant interests or assets, as more fully defined in Section 6 of the Plan attached hereto as Appendix A, the performance goals will be adjusted, as called for in the Plan, to reflect the business disposition or acquisition, effective as of the last day of the fiscal quarter immediately prior to the disposition or acquisition.

Acceleration Upon Certain Events

        Upon the occurrence of a "change in control" (as defined in Section 6 of the Plan), performance periods will be deemed to have ended and the Committee will determine whether the performance goals were "achieved" (as defined in Section 6 of the Plan) by the Participants. Subject to the Committee's discretion to reduce an Award, any Awards achieved as of the last day of the fiscal month immediately preceding the change in control will be paid to the Participants within thirty days of the Committee's certification of results.

Code Section 409(A)

        The Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. The Company currently intends to operate the Plan in a manner exempt from Code Section 409A. If not exempt, awards under the Plan would need to be specially designed to meet the requirements of Code Section 409A in order to avoid early taxation and penalties.

Certification

        Any payment of an Award will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Payment of Awards

        Awards under the Plan are to be paid in cash, in a single lump sum unless, subject to applicable laws, the Committee permits or requires the Participant to defer the receipt of the Award.

Limitations on Awards

        The maximum Award for any twelve-month period for any Participant will not exceed $3,000,000. The Committee will have the full and exclusive right to make reductions in Awards under the Plan. In determining whether to reduce any Award and the amount of any such reduction, the Committee will take into consideration such factors as the Committee determines appropriate, in its sole and absolute discretion.

Required Vote

        The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and entitled to vote at the Annual Meeting is required to approve the Plan for purposes of Section 162(m).

        The Board of Directors recommends voting "FOR" the approval of the Executive Officer Performance Incentive Plan.

 ITEM 3—RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

        The Audit Committee of the Board has retained PricewaterhouseCoopers LLP ("PwC") as the Company's Independent Registered Public Accounting Firm to audit the consolidated financial statements of the Company for the fiscal year ending September 2, 2010. PwC and its predecessor, Coopers and Lybrand LLP, have been the Company's Independent Registered Public Accounting Firm since fiscal 1985. If the ratification of PwC's appointment is not approved by a majority of the shares voting thereon, the Audit Committee may reconsider its decision to appoint PwC as the Company's Independent Registered Public Accounting Firm. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

        The Board of Directors recommends voting "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP.

Fees Paid

        Fees charged to the Company for services performed by PwC for fiscal 2009 and 2008 were as follows:

	2009	2008
	(amounts in millions)
Audit fees(1)	$4.0	$3.9
Audit-related fees(2)	1.5	1.1
Tax fees(3)	—	0.1
All other fees	—	—

	$5.5	$5.1

(1)
Includes fees related to the audit of the Company's financial statements, fees for services provided in connection with statutory and regulatory filings and fees for attestation services related to the Company's internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

(2)
Primarily reflects fees for audits of supply arrangements, for audits of carve-out financial statements in connection with the Company's sale of a 65% interest in Aptina Imaging, for due diligence in connection with the Company's activities related to mergers and acquisitions and for consultation concerning the application of financial accounting standards in connection with the Company's partnering arrangements.

(3)
Primarily reflects fees for expatriate tax services.

Pre-Approval Policy

        The Audit Committee Charter provides that the Audit Committee will pre-approve all audit and non-audit services provided to the Company by the independent auditors, except for such de minimis non-audit services for which the pre-approved requirements are waived in accordance with the rules and regulations of the SEC. A copy of the Audit Committee charter is available on the Company's website at www.micron.com. In fiscal 2009 and 2008, all audit and non-audit services provided by PwC were approved by the Audit Committee in advance of services being provided.

Report of the Audit Committee of the Board of Directors

        This report has been prepared by members of the Audit Committee of the Board of Directors who served on the Audit Committee at the end of fiscal 2009. The Board of Directors determined that each committee member qualified as an "audit committee financial expert" for purposes of the rules and regulations of the SEC. The Board of Directors also determined that during their period of service on the Audit Committee, each member satisfied the independence requirements of applicable federal laws and the listing standards of the NYSE.

        The purpose of the Audit Committee is to assist the Board of Directors in overseeing and monitoring (i) the integrity of the Company's financial statements, (ii) the performance of the Company's internal audit function and its Independent Registered Public Accounting Firm, (iii) the qualifications and independence of the Company's Independent Registered Public Accounting Firm, and (iv) the Company's compliance with legal and regulatory requirements. The Audit Committee is also responsible for preparing this report for inclusion in the Proxy Statement.

        The Audit Committee has reviewed and discussed the Company's audited financial statements with the Company's management, which has primary responsibility for such financial statements. PricewaterhouseCoopers LLP ("PwC"), the Company's Independent Registered Public Accounting Firm for fiscal 2009, has expressed in the Company's Annual Report on Form 10-K its opinion as to the conformity of the Company's consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Public Company Accounting Oversight Board, Professional Standards, Volume 1, AU Section 380). PwC has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Accounting Oversight Board, and the Audit Committee discussed with PwC its independence. The Audit Committee also concluded that PwC's provision of non-audit services to the Company, as described above, is compatible with PwC's independence.

        On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that they approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for fiscal 2009; appointed PwC as the Independent Registered Public Accounting Firm of the Company for the Company's fiscal year ending September 2, 2010, and approved and authorized PwC to carry out and perform certain specified non-audit services for the Company in fiscal 2010.

        While the Audit Committee has performed the above functions, management, and not the Audit Committee, has the primary responsibility for (i) preparing the Company's consolidated financial statements and for the reporting process in general, and (ii) establishing and maintaining internal controls. Similarly, it is the responsibility of the Independent Registered Public Accounting Firm, and not the Audit Committee, to conduct the audit of the Company's consolidated financial statements and express an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee Robert L. Bailey Mercedes Johnson Robert E. Switz

 PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth security ownership information of the Company's Common Stock as of the Record Date (October 13, 2009), based on the most current information provided to the Company by the beneficial owners, available to the Company from its own records or provided in SEC filings made by the beneficial owners, for (i) persons known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the "Summary Compensation Table" set forth herein, and (iv) all directors and executive officers as a group:

Name and Address of Beneficial Owner	Number of Shares Owned(1)	Right to Acquire(2)	Total Beneficial Ownership	Percent of Class(3)
Brandes Investment Partners, L.P(4).	68,168,492	—	68,168,492	8.02%
11988 El Camino Real, Suite 500
San Diego, CA 92130
FMR LLC.(5)	82,465,022	—	82,465,022	9.70%
82 Devonshire Street
Boston, MA 02109
Orbis Investment Management Limited(6)	75,614,265	—	75,614,265	8.90%
34 Bermudiana Road
Hamilton, Bermuda HM11
Mark W. Adams	374,351	344,720	719,071	*
Teruaki Aoki	52,244	4,375	56,619	*
Steven R. Appleton(7)	2,652,045	2,760,250	5,412,295	*
James W. Bagley	121,872	108,469	230,341	*
Robert L. Bailey	99,289	—	99,289	*
D. Mark Durcan(8)	1,135,791	1,409,500	2,545,291	*
Ronald C. Foster(9)	573,636	201,250	774,886	*
Mercedes Johnson	136,684	17,500	154,184	*
Lawrence N. Mondry	119,372	17,500	136,872	*
Brian M. Shirley	465,234	533,700	998,934	*
Robert E. Switz	116,247	4,375	120,622	*
All directors and executive officers as a group (15 persons)	7,583,034	7,933,119	15,516,153	1.83%

*
Represents less than 1% of shares outstanding

(1)
Excludes shares that may be acquired through the exercise of outstanding stock options.

(2)
Represents shares that an individual has a right to acquire within 60 days of October 13, 2009.

(3)
For purposes of calculating the Percent of Class, shares that the person or entity had a Right to Acquire are deemed to be outstanding when calculating the Percent of Class of such person or entity, but are not deemed to be outstanding for the purpose of calculating the Percent of Class of any other person or entity.

(4)
Brandes Investment Partners have shared voting power as to 55,077,032 shares and shared dispositive power as to 68,168,492 shares. This information was taken from Schedule 13G dated December 31, 2008.

(5)
FMR has sole voting power as to 15,517,722 shares and sole dispositive power as to 82,465,022 shares. This information was taken from Schedule 13G dated December 31, 2008.

(6)
Orbis Investment Management Limited ("OIML") and Orbis Asset Management Limited ("OAML") have sole voting power as to 74,599,601 shares, shared voting power as to 1,014,664 shares, sole dispositive power as to 75,614,265 shares. OIML claims beneficial ownership as to 75,252,147 shares and OAML claims beneficial ownership as to 362,118 shares. This information was taken from a Schedule 13G dated December 31, 2008.

(7)
Includes 53,000 shares beneficially owned by Mesa L.P.

(8)
Includes 284,653 shares held by C & E Partners L.P. and 3,101 shares beneficially owned by Mr. Durcan's spouse.

(9)
Includes 1,026 shares held jointly with Mr. Foster's spouse.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis presents material information helpful or necessary to understand the objectives and policies of our compensation program for executive officers and the compensation reported in the tables that follow. Throughout this discussion, those individuals named in the "Fiscal 2009 Summary Compensation Table" are referred to as our "Named Executive Officers" and the Compensation Committee of the Board of Directors is referred to as the "Committee."

Impact of Economic Crisis on Company's Compensation Practices in Fiscal 2009

        In light of the impact of the global financial and economic crisis on the Company's operations, in October 2008, the Committee implemented a 20% reduction in the base salaries of all the Company's officers, including the Named Executive Officers. In January 2009, Messrs. Appleton and Durcan took an additional 10% reduction in their base salary. In addition, in December 2008, the Board of Directors suspended the Executive Officer Performance Incentive Plan (the "EIP") for fiscal 2009. As a result, the Named Executive Officers did not receive any cash bonuses under the EIP for their performance in fiscal 2009.

Oversight of the Executive Compensation Program

        Our executive compensation program is administered by the Committee, which is composed entirely of independent directors (as defined in the listing standards of the NYSE as well as applicable federal law). The Committee is comprised of Dr. Aoki and Mr. Mondry. The Committee assists the Board of Directors in discharging its responsibilities with respect to the compensation of the Company's officers. The Committee has direct responsibility to review and approve corporate goals and objectives used to determine the chief executive officer's compensation, evaluate his performance in light of such goals and objectives, and determine and approve his compensation level based on this evaluation. The Committee also reviews the evaluation process and compensation structure for the Company's other officers, including the other Named Executive Officers, and approves their compensation.

        The Committee annually engages an outside compensation consultant, currently Mercer. The Committee also works closely with the Company's chief executive officer. A more complete description of the Committee's responsibilities is provided in the Committee's Charter approved by the Board of Directors, which can be found on the Company's website (www.micron.com) in the governance section. A more complete description of the role of the chief executive officer and Mercer in the compensation process is described later in this compensation discussion and analysis.

Objective of our Executive Compensation Program

        Our primary long-term corporate objective is to create superior value for our shareholders. The objective of the executive compensation program is to attract, motivate, reward, and retain highly qualified executive officers who are able to achieve the corporate objective of superior value for our shareholders. The executive compensation program is designed to provide a foundation of fixed compensation (base salary and time-based restricted shares) and a significant portion of performance-based compensation

(short-term and long-term incentive opportunities, such as cash bonuses, performance-based restricted stock and stock options), that align the interests of executives with those of our shareholders.

Guiding Principles

        We believe we have the best opportunity to attract, motivate, reward and retain qualified individuals, and, thus, to meet our overall objective of increasing shareholder value, by offering a compensation package that is "reasonable" and "competitive" with what our executives could otherwise obtain in the market, and especially from companies within our Compensation Peer Group. Our Compensation Peer Group consists of companies that we believe are especially likely to be our competitors for executive talent and is discussed further in "Market Data Defined" below. What is "reasonable" and "competitive" is gauged against the Market Data (as defined below) and reviewed by the Committee for each of the primary elements of compensation.

  Reasonable

        As an approximation of reasonableness, the Committee typically looks to the Market Data median. The Committee also reviews Market Data values at the 25th and 75th percentile. Base salaries are generally targeted to approximate the median of the Market Data but may be above or below depending upon an executive's contributions, experience, performance and service.

        With respect to short-term incentive compensation, we pay for achievement of financial, operational and strategic objectives approved by the Committee at the beginning of each fiscal year. The short-term incentive opportunities are set to be competitive with market practices but actual incentive payouts are commensurate with achievement. Thus, we have adopted a "pay for performance" approach as it relates to short-term incentives. Although we review the short-term incentive opportunities against the Market Data at the 25th, 50th (median) and 75th percentile values, the opportunities are not necessarily limited to any particular data point. Please see the discussion under the heading "Fiscal 2009 short-term incentive awards."

        Finally, with respect to long-term incentive compensation, we believe such compensation should be tied to the success of the Company and increases in shareholder value. Accordingly, we make "performance-based" equity awards a significant component of our executive compensation program. The performance-based equity awards we use are restricted stock with restrictions that lapse upon the achievement of certain goals and stock options that vest over time and increase in value only if the Company's results drive increases in its stock price. To ensure our long-term incentive program helps retain executives, we also believe it is appropriate to have "time-based" equity awards as a component of the program. The time-based equity award we use is restricted stock with restrictions that lapse based on continued service with the Company. The Committee works with Mercer to determine the allocation and type of performance- and time-based awards to grant each fiscal year. The Committee currently believes that a 50-25-25 split between stock options, performance-based restricted stock and time-based restricted stock, respectively, strikes the right balance between reward for long-term Company success and retentive effect. Despite the 25-25 split in value for restricted shares, the actual number of restricted shares awarded with performance-based restrictions will not be the same as the number of such shares awarded having time-based restrictions because there is a "probability-of-achievement" discount applied to the performance-based restricted shares. This results in the actual number of shares in the two categories being different from one another with the number of performance-based shares exceeding the number of time-based shares. The Company uses a 20% discount in calculating the number of performance-based restricted shares. Performance-based restricted shares related to fiscal 2006 and 2007 were forfeited by the Named Executive Officers as a result of their not achieving the performance criteria. For information on how the number of award shares is calculated and the application of the probability-of-achievement discount, please see the discussion below on "Fiscal 2009 long-term equity incentives."

        We believe it is important to retain flexibility in determining the compensation of our officers and, when appropriate, to deviate from the Market Data median due to factors such as:

  •
  differences in position and level of responsibility among officers, both in absolute terms and relative to the other officers within the Company and as compared to similarly situated officers within the Compensation Peer Group,

  •
  past and anticipated contributions by an officer,

  •
  technical expertise,

  •
  Company performance,

  •
  applicable business unit performance, and

  •
  length of service and/or experience both in absolute terms and relative to the other officers within the Company and as compared to officers within the Compensation Peer Group.

        The semiconductor industry is highly volatile and changes in Market Data, which is a compilation of data from many companies, may be dramatic from year to year. Market Data can change as compensation practices change, executives retire or are replaced with less experienced and lower-paid executives, goals are achieved or not achieved resulting in varying payouts, participants in proprietary surveys change, and the completeness or accuracy of compensation data improves or deteriorates, etc. Accordingly, what may have been the "median" or within a reasonable range of competitiveness in one year, may be higher or lower for the next. For this reason, shareholders should understand that even though the Committee manages compensation in accordance with such guiding principles, officer compensation may vary, above or below the median, or a range from the median, year over year.

  Competitive

        Given our experience, as well as advice we have received from Mercer, we believe a competitive compensation package will consider and measure compensation practices for executive positions with respect to three primary elements of compensation:

  •
  base compensation,

  •
  short-term incentive compensation, and

  •
  long-term incentive compensation.

        Executive perquisites, which for us are minor in scope and amount, are also reviewed but are not considered to be material elements of compensation. We also believe it is appropriate for the Named Executive Officers to participate on the same terms and conditions as all other employees of the Company in programs and benefits that are offered to the employee population at large. Generally, these programs consist of medical, dental, vision, short-term and long-term disability, life insurance, time-off with pay and a 401(k) retirement program. These benefits are viewed as important for competitive purposes but not material to the overall cost of an executive compensation package offered to our Named Executive Officers.

        We do not require that a particular element comprise a set portion of the total compensation mix. We do believe, however, that a significant portion of the compensation should be variable (such as performance-based incentives) as compared to fixed (such as base salary and time-based restricted shares) and that such variable compensation should align executives' interests with those of the Company's shareholders. Additionally, although the Committee reviews total direct compensation, which is the sum of base salary, short-term incentive and long-term incentive compensation for the Named Executive Officers, it does not have a fixed objective with respect to such total direct compensation. For informational purposes only, for fiscal 2009, the total direct compensation approved by the Committee with respect to our Named Executive Officers, placed Messrs. Adams and Foster below, and Messrs. Appleton, Durcan and Shirley above the Market Data median for similarly situated executives. As a result of the pay reductions implemented by the Committee in fiscal 2009, the actual total direct compensation for all Named Executive Officers was below the Market Data median for similarly situated executives.

"Market Data" Defined

        Compensation data is gathered by Mercer from proxy statements of the Compensation Peer Group and from published compensation surveys.

  Survey Data

        Survey data may vary from year to year. For fiscal 2009, Mercer used the CHiPS Executive and Senior Management Total Compensation Survey, Radford Executive Survey and Buck Executive Total Direct Compensation Survey. The Company believes these surveys are particularly relevant for high technology companies given the high level of participation by such companies in the survey.

  Compensation Peer Group Data

        Data is also gathered from proxy statements and other documents that are filed with the SEC to develop the Compensation Peer Group data.

        Mercer works with the Committee and our management team, including our chief executive officer, to identify peer companies for compensation comparison purposes. The peer companies are primarily selected based on their industry, degree of business match (i.e., semiconductor or electronics manufacturing), and comparability of revenue size. All the peer companies have a Global Industry Classification Standard economic sector classification of Information Technology and an industry classification related to semiconductor or other electronic equipment. The companies selected generally fall within a revenue range of approximately one-third to double the size of Micron and have a high degree of business match. We believe our custom peer group is comprised of companies that are likely to be our competitors for executive talent.

        Each year we reevaluate the composition of our Compensation Peer Group to ensure that it reflects industry or economic changes that may have occurred during the fiscal year, e.g., changes in business strategies, operations, revenues, product lines or availability of information. For fiscal 2009, the Compensation Peer Group of companies remained the same as the group used for fiscal 2008, and consisted of: Advanced Micro Devices, Inc., Agilent Technologies, Inc., Analog Devices, Inc., Applied Materials, Inc., Broadcom Corporation, Infineon Technologies AG, National Semiconductor Corporation, Nvidia Corporation, QUALCOMM Incorporated, SanDisk Corporation, Spansion Inc., STMicroelectronics N.V. and Texas Instruments Incorporated. These companies are referred to in the compensation discussion and analysis as the "Compensation Peer Group."

        When collecting and assessing market compensation data we collect data based on job descriptions first. This permits the Committee to "match" positions held by our executives with those of other companies and, as described more fully below, deviate from benchmarked data based on the factors described earlier. If we are not able to match positions to a reasonable number of companies within the Compensation Peer Group, we look to the rank of the person involved and match ranks, e.g., highest paid Company officer is ranked to the highest paid officer at each company within the Compensation Peer Group.

        The relevant survey and Compensation Peer Group data for fiscal 2009 were weighted equally and are collectively referred to throughout this discussion as the "Market Data."

Compensation-setting Process and the Determination of Compensation Levels

        The Committee reviews the compensation of our executive officers on an annual basis in connection with the annual financial results for the fiscal year just ended and projections for the current fiscal year. As mentioned previously, the Committee annually engages a compensation consultant, currently Mercer, to provide a comprehensive review of cash and non-cash elements, and also to review payment data, both historical and trend data, with respect to all of the Company's officers, including the Named Executive Officers.

        Mercer reviews and identifies the most recent available data and identifies the Market Data for the 25th, 50th (i.e. median) and 75th percentile with respect to each position or rank. Mercer compares the Company's compensation data, both as to elements and amounts to be paid or potential value to be delivered, with that of the Market Data and reports its findings to the chief executive officer and the Committee chair. The Company's chief executive officer works with Mercer by providing Company financial data with respect to the most-recently completed fiscal year. The chief executive officer also reviews projected Company financial results for the current fiscal year and the Company's strategic business plan. The chief executive officer makes suggestions as to base salary, recommends a potential set of Company-wide, business unit and/or individual metrics and targets for the current fiscal year with respect to short-term incentives and offers suggestions as to long-term incentive compensation for the Named Executive Officers other than himself. He makes no recommendations as to his own level of compensation.

        The Committee reviews the Market Data, discusses the Market Data with the chief executive officer and with Mercer, discusses individual officer performance based on input from the chief executive officer, and without the chief executive officer present, discusses the chief executive officer's own performance for the most-recently completed fiscal year and anticipated performance for the current year. The Committee uses the Market Data and the deliberations to determine whether our compensation is competitive and reasonable as described above and whether, and to what extent, the Committee believes it would be appropriate to deviate from the Market Data and competitive practices. Following this deliberation, the Committee exercises its business judgment to certify the payment of compensation based on the financial results for the most-recently completed fiscal year, and approves the compensation for the current fiscal year, including the metrics and targets for the current year, deviating, as appropriate, from the Market Data based on the factors described earlier.

        The Committee has established procedures that it considers adequate to ensure that Mercer's advice to the Committee remains objective and is not influenced by the Company's management. These procedures include: a direct reporting relationship to the Committee; a provision in the Committee's engagement letter with Mercer specifying what information, data, and recommendations can be shared with management; and an annual update to the Committee on Mercer's relationship with the Company, including a summary of the work performed for the Company during the preceding 12 months. The specific activities that Mercer undertakes for the Company include:

  •
  review the executive compensation peer group and recommend any changes in its members,

  •
  benchmark total direct compensation levels (salary, short-term incentives, long-term incentives and total direct compensation) of the Micron executive team using several data sources,

  •
  review the competitiveness of executive benefits and perquisites,

  •
  review of the metrics and targets associated with the annual short-term incentives and long-term incentive plans,

  •
  review the proposed equity grants for executives, along with vesting recommendations,

  •
  review a draft of the compensation discussion and analysis component of proxy disclosure, and

  •
  attend the Committee meetings in which executive compensation matters are discussed.

Components of the Executive Compensation Program

        The following chart shows the compensation mix for the Company's CEO. In the chart, "Fixed" includes base salary and time-based restricted stock and "Variable" includes short-term incentive awards, performance-based restricted stock and stock options.

  Fiscal 2009 base salaries

        The purpose of a competitive base salary is to compensate executives for performing their day-to-day job responsibilities. Base salaries are generally targeted to approximate the Market Data median. At the completion of fiscal 2008, the Market Data showed that all of the Named Executive Officers' base salaries were within +/- 20% from the median for their positions or ranks. The Committee determined, following a recommendation by the chief executive officer and upon review by Mercer, to increase base salaries for fiscal 2009 for Messrs. Adams and Shirley to reduce the margin of deviation from the median and to leave unchanged the base salary for Mr. Durcan. The Committee also reviewed Market Data related to CEO and CFO compensation and determined to leave those salaries unchanged for fiscal 2009.

        In light of the impact of the global financial and economic crisis on the Company's operations, in October 2008, the Committee implemented a 20% reduction in the base salaries of all the Company's officers, including the Named Executive Officers. In addition, in January 2009, Messrs. Appleton and Durcan took an additional 10% reduction in their base salary.

  Fiscal 2009 short-term incentive awards

        Annual cash awards are made to the Company's officers under the Executive Officer Performance Incentive Plan ("EIP"). The text of the EIP, which is being submitted to shareholders at the Annual Meeting, is attached as Appendix A to this proxy statement. Consistent with the Company's guiding principles regarding annual bonus amounts, the short-term incentive "opportunity" ("Target Award") is stated in terms of a specified percentage of each Named Executive Officer's base salary and is designed to reward participants for the achievement of specified short-term individual, business-unit and/or Company-wide financial, operation or strategic goals. The Committee believes the pre-determined goals, regardless of whether tied to individual, business unit or Company-wide performance, should promote the Company's long-term success and shareholder value.

        In September 2008, and in accordance with the provisions of the EIP, the Committee met and established goals for fiscal 2009. The fiscal 2009 goals included the following:

  (a)
  net income of the Company expressed as a percentage of net revenue that meets or exceeds the percentage achieved by certain of the Company's competitors,

  (b)
  asset turnover levels that meet or exceed levels achieved by certain of the Company's competitors,

  (c)
  selling, general and administrative budget reductions for the Company that meet or exceed levels achieved by certain of the Company's competitors,

  (d)
  research and development budget reductions for the Company that meet or exceed levels achieved by certain of the Company's competitors,

  (e)
  manufacturing cost reduction targets for DRAM and NAND products, and

  (f)
  individual goals, tailored to the Named Executive Officer, given his role and responsibility within the Company.

        The corporate goals of net income, asset turnover and selling, general and administrative reductions were chosen due to their direct correlation to shareholder value creation. The other business unit or operational goals were chosen primarily for their potential indirect positive impact on the Company's results. The threshold, target and maximum incentive amounts that could be payable under the EIP for achievement of the fiscal 2009 goals are shown in the columns "Estimated Future Payouts under Non-Equity Incentive Plan Awards" of the "Grants of Plan-Based Awards" table. The aggregate threshold amount requires considerable effort without assurance of achievement and represents the minimum level of achievement before any amounts are paid. The target payout requires a significant level of effort without assurance of goal achievement. The maximum payout requires an exceptional amount of effort for results that are very aggressive, beyond target, and thought unlikely to be achieved based on information available at the time the goal was set. Not all goals had a threshold, target or maximum payout. In some cases, the goals did not include a threshold level so that they would be achieved at no less than target or there would be no payout associated with the achievement of such goal.

        The Target Awards established for fiscal 2009 for the Named Executive Officers were measured against the Market Data median. As previously discussed, although we review the short-term incentive opportunities against the Market Data 25th, 50th (i.e. median) and 75th percentiles, the opportunities are not necessarily limited to the median of Market Data, but considered within the factors described under the section labeled "Reasonable" on page 18. Actual results drive payouts and the Company pays for achievement of the pre-determined goals. For fiscal 2009, the following Target Awards were established for the Named Executive Officers:

  •
  Mr. Appleton—150% of base salary

  •
  Mr. Foster—100% of base salary

  •
  Mr. Durcan—120% of base salary

  •
  Mr. Adams—100% of base salary

  •
  Mr. Shirley—100% of base salary

The following table shows the weighting of the Named Executive Officers' Target Awards among the various corporate, business unit, operational and individual goals. The weightings reflect the officer's responsibilities and ability to affect the attainment of the goal.

 EIP Weightings (as % of Target Incentive)

Named Executive Officer	Net Income as % of Net Revenue*	Asset Turnover*	Selling, General & Administrative Budget*	Research & Development Budget+	Manufacturing Cost+	Individual Goal
Steven R. Appleton	40%	30%	30%	—	—	—
Ronald C. Foster	20%	30%	20%	—	10%	20%
D. Mark Durcan	20%	20%	20%	20%	10%	10%
Mark W. Adams	20%	20%	20%	5%	15%	20%
Brian M. Shirley	15%	10%	15%	30%	10%	20%

*
Corporate Goal

+
Business Unit or Operational Goal

        In light of the impact of the global financial and economic crisis on the Company's operations, in December 2008, the Board of Directors suspended the EIP for fiscal 2009. As a result of this action, the Named Executive Officers did not receive any payments under the EIP for their performance in fiscal 2009.

        The EIP calls for certain performance goals to be modified with respect to major corporate transactions if permitted by Section 162(m) of the Code. These events are more fully described in the EIP. Additionally, the Committee has the discretion to modify performance goals with respect to Target Awards that are not intended to satisfy Section 162(m) if the Committee determines that due to changes in business, operations, corporate or capital structure of the Company, the existing performance goals, are rendered unsuitable for a given performance period. Upon the occurrence of a "change in control" (as defined in the EIP), performance periods are deemed to have ended and the Committee will determine whether performance goals were achieved. Finally, the Committee always retains the ability to exercise "negative discretion" and reduce an amount otherwise earned pursuant to the EIP. In fiscal 2009, the only discretion exercised by the Committee in connection with the EIP was, as noted above, the suspension of the EIP for 2009.

  Fiscal 2009 long-term equity incentives

        Pursuant to the Company's objective to provide a competitive compensation package, with variable compensation being a significant portion of such package, the Company provided the Named Executive Officers with equity awards in fiscal 2009. In connection therewith, the Committee reviewed the Market Data for the Compensation Peer Group for fiscal 2008, and found that 92% of the companies in the Compensation Peer Group used stock options, 38% of the companies used time-based restricted shares and 31% also used performance-based restricted shares as compensation vehicles for their executives.

        In reviewing the Market Data, the Committee further noted that companies of the Compensation Peer Group were increasingly granting fewer time-based awards and granting more performance-based awards, such as stock options and performance-based restricted stock. The Committee also discussed the merits of performance-based awards and how they aligned with maximizing shareholder value. Consistent with our guiding principles of being competitive with our Compensation Peer Group so as to retain qualified individuals, the Committee approved equity awards for fiscal 2009 that were comprised of 50% stock options, 25% performance-based restricted stock and 25% time-based restricted stock.

        The following chart shows the equity mix for the Company's CEO. In the charts, "Performance-based" includes stock options and performance-based restricted stock and "Time-based" includes time-based restricted stock.

        With respect to the time-based restricted stock awards for fiscal 2009, the restrictions lapse as to one-fourth of the shares on each anniversary of the date of grant. With respect to the stock option awards for fiscal 2009, the options vest as to one-fourth of the shares on each anniversary of the date of grant. With respect to the performance-based restricted stock awards granted in fiscal 2009, the restrictions will lapse if the Company achieves a certain percentage return on assets ("ROA") over a consecutive rolling four-quarter period between the beginning of fiscal 2009 and the end of fiscal 2011 (the "Share Performance Period"). The achievement during the Share Performance Period of a lower threshold ROA percentage will result in the restrictions lapsing as to one-half of the fiscal 2009 performance-based shares. The achievement during the Share Performance Period of the target ROA percentage will result in the restrictions lapsing as to all of the fiscal 2009 performance-based shares. Both the threshold and target ROA percentages require significant effort with the achievement of neither ROA percentage being assured. In the absence of at least the threshold ROA percentage being achieved during the Share Performance Period, the restrictions will not lapse and all of the fiscal 2009 performance-based shares set forth in the column titled "Estimated Future Payouts under Equity Incentive Plan Awards-Target" of the "Grants of Plan-Based Awards" table will be forfeited. For example, please refer to the discussion following the "Grant of Plan-Based Awards" table where we indicate that our Named Executive Officers forfeited their fiscal 2006 and 2007 performance-based shares.

        In determining the amount of the long-term equity incentive awards to be received by Mr. Appleton for fiscal 2009, the Committee reviewed the Market Data. While the Market Data showed that Mr. Appleton's then current long-term equity incentive opportunity based on value was approximately 8% above the median, the Committee decided to keep the value of Mr. Appleton's targeted long-term equity incentive award for fiscal 2009 targeted at $6,500,000. Mr. Appleton's long-term incentive award value has not changed since fiscal 2007.

        The following table sets forth the elements and amounts of Mr. Appleton's long-term incentive award for fiscal 2009:

Security	Number of Options/Shares*	Value
Options	1,641,000	$3,249,180
Time-based Restricted Stock	361,000	1,624,500
Performance-based Restricted Stock	451,000	1,623,600

	2,453,000	$6,497,280

*
Option amount for Mr. Appleton was calculated by dividing $3,250,000 (50% of $6,500,000) by $1.98 (an estimated fair value of the Company's stock options at the time of the Committee's meeting on executive compensation). The time-based restricted share amount for Mr. Appleton was calculated by dividing $1,625,000 (25% of $6,500,000) by $4.50, the approximate fair market value of the Company's Common Stock at the time of the Committee's meeting on executive compensation. The performance-based restricted share amount for Mr. Appleton was calculated by dividing $1,625,000 (25% of $6,500,000) by $3.60 (20% discount to the $4.50 share price).

        Information related to Mr. Appleton's long-term incentive award is also included in the "Grants of Plan-Based Awards" table on page 31. The stock options are listed in the column "Option Awards: Number of Securities Underlying Options," the time-based share amounts are listed in the column "Stock Awards: Number of Shares of Stock or Units," and the performance-based share amounts are listed in the column "Estimated Future Payouts under Equity Incentive Plan Awards Target." Value differences between the amounts stated above and what is found in the "Grants of Plan-Based Awards Table" are attributable to the 20% discount applied to the performance-based shares and the full fair value under SFAS No. 123(R).

        In determining the amount of the long-term equity incentive award for the Named Executive Officers other than Mr. Appleton, the Committee reviewed the Market Data and information provided by Mr. Appleton related to the officer's performance and a recommendation as to the amount of the award. For fiscal 2009, the long term equity incentive awards approved by the Committee for each of the Named Executive Officers fell between the 25th and 75th percentile of the Market Data for their position or rank. The share amounts for the other Named Executive Officers were calculated in the same fashion and appear in the same columns as were used for Mr. Appleton in the "Grants of Plan-Based Awards" table.

        The Company has not and does not plan to time the granting of long-term incentive awards (or the payment of any other compensation) with the release of material, non-public information. Historically, long-term incentive awards have been made in the first quarter of the fiscal year with the exact grant date corresponding with the date of the meeting of the Committee (which typically occurs approximately one week following the Company's announcement of its results for the fiscal year). Historically, long-term incentive grants to the Named Executive Officers are approved by the Committee on the same day as the grants to other officers and the exercise price of stock options is equal to the fair market value of the Company's Common Stock as defined by the applicable Company equity plan pursuant to which the award is granted. For purposes of the Company's equity plans, fair market value is defined as the average closing price as quoted on the NYSE for the last market trading day prior to the date of grant.

  Other fiscal 2009 employee benefits

        The Company provides medical, dental, disability, life insurance and defined contribution retirement benefit programs, in which substantially all employees, including the Named Executive Officers, are entitled to participate. The role of these plans is to provide a competitive level of health, welfare and retirement benefits to substantially all employees.

        Time off with Pay.    In addition to cash and equity compensation programs, the Named Executive Officers participate in various other employee benefit plans, including, but not limited to, a time-off plan. Under the time-off plan, all employees of the Company, including the Named Executive Officers, are allowed to accumulate up to 999 hours of time-off to be used for vacation, holiday, sick time, emergencies and personal needs. Until January 2009, amounts accumulated in excess of 999 hours, if any, were paid out as regular compensation to participants, including the Named Executive Officers, and, with respect to the latter are included in the "Summary Compensation Table." Thereafter, the Company altered its time-off program and no longer pays compensation for amounts over 999 hours.

        401(k) Retirement Benefits.    The Company provides retirement benefits to its employees, including the Named Executive Officers, under its tax-qualified 401(k) plan. In fiscal 2009, the Company made discretionary matching contributions on behalf of each participant equal to 4% of annual eligible earnings or $2,000, whichever was greater, until March 2009, when the Company suspended making matching contributions. The Named Executive Officers participate in the 401(k) plan on the same terms as all other Company employees.

Stock Ownership Guidelines

        We have established stock ownership guidelines for our officers and directors. The Committee believes that officers will more effectively manage the Company in the best interests of the shareholders if they are also shareholders. The minimum ownership guideline for officers ranges from 10,000 to 90,000 shares, depending on the officer's position with the Company. Officers are given five years to meet the ownership guidelines. The Committee reviews the Ownership Guidelines and monitors each covered executive's progress toward, and continued compliance with, the guidelines. Sales restrictions may be imposed upon the Company's officers and directors if the stock ownership guidelines are not met. For fiscal 2009, all officers were in compliance with the guidelines.

        The following table shows the guidelines for each of the Named Executive Officer's and their holdings as of October 13, 2009.

	Holdings
Named Executive Officer	Common Stock*	Restricted Stock**	Guideline
Steven R. Appleton	864,100	1,787,945	90,000
Ronald C. Foster	32,880	540,756	30,000
D. Mark Durcan	288,234	847,557	90,000
Mark W. Adams	24,485	349,866	10,000
Brian M. Shirley	54,655	410,579	10,000

*
Includes shares held directly and indirectly by Named Executive Officer.

**
Includes time-based and performance-based restricted stock which is subject to forfeiture.

Consideration of Tax Consequences when Making Compensation Decisions

        Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Named Executive Officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Historically, we have structured the key component of our long-term incentives in the form of stock option grants or performance-based restricted stock awards to comply with the statute. Awards under the Company's EIP are also generally designed to comply with the statute. Although the Committee believes it is important to preserve the deductibility of compensation under Section 162(m) whenever practicable, it reserves the right to grant or approve compensation or awards that may be non-deductible when it believes such compensation or awards are in the best interests of the Company and its shareholders.

Severance Agreements

        We have historically approved severance agreements for each of the Company's Named Executive Officers. In general, they provide for severance payments upon termination of employment with the Company for any reason, including death, voluntary or involuntary termination or termination with or without cause. We believe severance agreements are in the best interests of the Company and its shareholders because we believe they are necessary to attract and retain qualified executive talent, promote candid discussion among the officers of the Company, help provide for a smooth transition when there is a change in management, provide the officer with benefits in consideration of a promise not to compete with the Company after termination of employment with the Company and release the Company, officers, directors, employees and agents from any and all claims.

        Each of our Named Executive Officers has a severance agreement in place with the Company (the "Severance Agreements"). The Severance Agreements provide for a "Transition Period," which begins upon a "separation of service" as defined in Section 409A of the Code, regardless of when a termination of employment or loss of officer status occurs, and ends after a period of one year, except with regard to Mr. Foster. After negotiation, Mr. Foster's Severance Agreement was written to give him a three-year Transition Period which reduces daily so that he has a one-year Transition Period after two years (April 2010). Thereafter, Mr. Foster will be eligible for a one-year Transition Period. In addition, if Mr. Foster chooses to leave the Company voluntarily during his first two years of service, the additional two-years of severance, or remaining pro-rata amount thereof, will automatically be eliminated.

        Provided an officer complies with post-employment restrictions described below and all other terms of the Severance Agreement, the officer is entitled to receive compensation during the Transition Period equivalent to the compensation and benefits customarily provided to such officer while employed including, but not limited to, salary, bonuses, executive bonuses, benefits and continued vesting of any granted stock options and restricted shares. With respect to short-term incentive awards and long-term equity awards that are performance-based, the officer is entitled to receive such awards only if the goals are achieved before or during the applicable Transition Period. Such terminated officers are not entitled to receive any new awards under the Company's equity plans or EIP or to the payment of any compensation that would be deferred past the Transition Period due to payment criteria of an incentive program, as those criteria exist as of the Termination Date.

        Terminated officers are subject to the following restrictions:

  •
  A one year noncompetition obligation.

  •
  Confidentiality obligations related to the Company's proprietary and confidential information that last indefinitely.

  •
  A nondisparagement and confidentiality obligation surrounding the reasons for, and circumstances of, the officer's termination of employment or change in officer status that lasts indefinitely. However, the Company may disclose such information as it determines, in its sole discretion, is either required by law to be disclosed or necessary to be disclosed to serve a valid business purpose.

  •
  Nonsolicitation and noninterference provisions relating to the Company's employees and business partners.

        Upon receipt of all benefits under the Severance Agreement, the officer and Company are considered to have settled, waived, and voluntarily released any and all claims each has or may have against the other, inclusive of any of the Company's affiliates, officers, directors, employees or agents, both individually and in their official capacities, which claims are accruing prior to the end of the Transition Period.

        Estimated payments under the Severance Agreements can be found in the "Voluntary or Involuntary Termination of Employment" table on page 37.

Change-in-Control Arrangements

        The Company does not have separate change-in-control agreements for its executive officers or directors. The Severance Agreements described above provide for transitional benefits in the event of termination of employment, regardless of the reason for the termination, including a change in control. In addition, under the terms of the Company's equity compensation plans, equity awards may be substituted, assumed or accelerated upon a change in control, depending upon the circumstances. The compensation that executive officers and directors could receive if a change of control occurs is intended to allow them to evaluate objectively whether a potential change-in-control of the Company is in the best interest of the Company and its shareholders. Estimated value that the Named Executive Officers could receive from the Company's change-in-control provisions can be found in the "Change-in-Control" table on page 38.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee Dr. Teruaki Aoki Lawrence N. Mondry

Compensation Committee Interlocks and Insider Participation

        No members of the Compensation Committee (Dr. Aoki and Mr. Mondry) are or have been officers or employees of the Company or any of its subsidiaries. During fiscal 2009, no executive officer of the Company served on the Compensation Committee (or equivalent), or the board of directors of another entity whose executive officer(s) served on the Company's Compensation Committee or on the Board of Directors of the Company.

 FISCAL 2009 SUMMARY COMPENSATION TABLE

        The following table details the total compensation earned by the Company's Named Executive Officers in fiscal 2009, 2008 and 2007.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Steven R. Appleton	2009	$731,865	$870,477	$870,404	—	$27,212	$2,499,958
Chief Executive Officer	2008	950,000	2,187,977	—	—	49,392	3,187,369
(Principal Executive Officer)	2007	948,169	2,334,443	22,547	—	63,157	3,368,316
Ronald C. Foster(5)	2009	375,923	135,809	459,052	—	9,226	980,010
Chief Financial Officer	2008	186,923	156,376	72,550	$102,031	520,875	1,038,755
(Principal Financial Officer)	2007	—	—	—	—	—	—
D. Mark Durcan	2009	462,231	649,451	402,051	—	4,062	1,517,795
President and Chief	2008	600,000	1,302,354	—	233,712	9,200	2,145,266
Operating Officer	2007	515,115	1,325,986	11,273	203,850	10,284	2,066,508
Mark W. Adams	2009	331,731	346,709	611,117	—	2,954	1,292,511
Vice President of	2008	368,000	434,036	466,795	69,603	9,200	1,347,634
Worldwide Sales	2007	342,000	505,607	498,677	70,840	10,284	1,427,408
Brian M. Shirley	2009	400,589	265,305	345,432	—	3,572	1,014,898
Vice President of	2008	436,000	581,054	185,658	113,399	9,200	1,325,311
Memory	2007	394,854	649,917	244,928	128,960	10,284	1,428,943

(1)
In light of the impact of the global financial crisis on the Company's operations, in October 2008, the Company implemented a 20% reduction in the base salaries of all the Company's officers, including the Named Executive Officers. In addition, in January 2009, Messrs. Appleton and Durcan took an additional 10% reduction in their base salary.

(2)
Amount shown is the expense recognized in the Company's audited annual financial statements under SFAS No. 123(R) for each Named Executive Officer's outstanding restricted stock and stock options. For option awards, assumptions used in determining the fair values are set forth in the "Equity Plans" notes to the Company's financial statements included in its annual reports on Form 10-K for fiscal 2009, 2008 and 2007, which are incorporated herein by reference. For stock awards, the expense shown is based solely on the fair value as of the date of grant, disregarding any assumptions as to estimated forfeitures based on continued service. No other assumptions are used in the expense calculation for the stock awards. Under the Company's equity plans, fair market value is defined as the average closing price on the last trading day prior to the date of grant. All options granted to the Named Executive Officers have an exercise price equal to the fair market value. Any dividends payable with respect to the Company's Common Stock will be payable with respect to all awards of restricted stock.

(3)
All amounts shown were paid pursuant to the Executive Officer Incentive Plan ("EIP") and relate to the achievement of certain performance milestones. In light of the Company's financial results, in fiscal 2008 and 2007, Mr. Appleton declined amounts earned under the EIP. In fiscal 2009, the EIP was suspended and no payments were made to the Named Executive Officers.

(4)
Amounts shown reflect the following compensation for each Named Executive Officer:

  •
  Matching contributions allocated by the Company to each of the Named Executive Officers pursuant to the Company's 401(k) plan. For fiscal 2009, the contributions for Mr. Appleton were $6,431, for Mr. Durcan $4,062, for Mr. Shirley $3,572, for Mr. Foster $3,323 and for Mr. Adams $2,954. For fiscal 2008, the contributions for Messrs. Appleton, Durcan, Shirley and Adams were $9,200 and the contribution for Mr. Foster was $2,013. The contributions for each of the then Named Executive Officers for fiscal 2007 were $9,000.

  •
  In fiscal 2007, the Company made return on equity contributions to employees' 401(k) accounts based on the Company's return of equity ("ROE"). The ROE contribution for each of the then Named Executive Officers was $1,284. The Company eliminated the ROE contribution after fiscal 2007.

    •
    Under the Company's time-off plan, unused time-off in excess of 999 hours cannot be carried forward and prior to January 2009 was paid out in cash. Amounts paid to Mr. Appleton in fiscal 2009, 2008 and 2007 under the time-off plan were $20,781, $40,192, and $52,873, respectively.

    •
    Mr. Foster received a signing bonus of $50,000 in fiscal 2008 for joining the Company and was reimbursed for relocation expenses of $5,903 and $253,891 in fiscal 2009 and 2008, respectively, related to his move from California to Idaho. Also included in Mr. Foster's fiscal 2008 amount are taxes associated with the signing bonus and relocation expenses in the amounts of $50,260 and $164,711, respectively.

(5)
Mr. Foster joined the Company as Chief Financial Officer on April 1, 2008. Mr. Foster's base salary for fiscal 2008 was $450,000. Amount shown for fiscal 2008 reflects prorated salary.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2009

        The table below sets forth the plan-based award grants to the Company's Named Executive Officers in fiscal 2009.

								Stock Awards: Number of Shares of Stock or Units(3)	Option Awards: Number of Securities Underlying Options
			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)						Grant Date Fair Value of Stock (or units) and Option(4)
											Close Price on Grant Date
	Plan Name									Exercise Price of Options
Name		Grant Date	Threshold	Target	Max	Threshold	Target
Steven R. Appleton	EIP	10/03/2008	$712.500	$1,425,000	$2,850,000
Chief Executive Officer	2004 Plan	10/03/2008				$225,500	$451,000					$2,020,480
	2004 Plan	10/03/2008						361,000				1,617,280
	2004 Plan	10/03/2008							1,641,000	$4.48	$4.44	3,793,402
Ronald C. Foster	EIP	10/03/2008	270,000	450,000	765,000
Chief Financial Officer	2004 Plan	10/03/2008				69,500	139,000					622,720
	2004 Plan	10/03/2008						111,000				497,280
	2004 Plan	10/03/2008							505,000	$4.48	$4.44	1,167,378
D. Mark Durcan	EIP	10/03/2008	432,000	720,000	1,152,000
President and Chief	2004 Plan	10/03/2008				104,000	208,000					931,840
Operating Officer	2004 Plan	10/03/2008						167,000				748,160
	2004 Plan	10/03/2008							758,000	$4.48	$4.44	1,752,223
Mark W. Adams	EIP	10/03/2008	210,000	400,000	660,000
Vice President of	2004 Plan	10/03/2008				52,000	104,000					465,920
Worldwide Sales	2004 Plan	10/03/2008						83,000				371,840
	2004 Plan	10/03/2008							379,000	$4.48	$4.44	876,112
Brian M. Shirley	EIP	10/03/2008	314,600	484,000	701,800
Vice President of	2004 Plan	10/03/2008				52,000	104,000					465,920
Memory	2004 Plan	10/03/2008						83,000				371,840
	2004 Plan	10/03/2008							379,000	$4.48	$4.44	876,112

(1)
Represents bonus target amounts set in fiscal 2009 under the Executive Officer Incentive Plan ("EIP"). Payment of bonuses under the EIP is dependent upon meeting specified performance goals. Target amounts represent the aggregate amount that would have been paid upon the successful achievement of the goals assigned to the Named Executive Officer. In fiscal 2009, the EIP was suspended and no payments were made to the Named Executive Officers.

(2)
Represents restricted stock awarded in fiscal 2009 under the 2004 Equity Incentive Plan (the "2004 Plan") with performance-based restrictions. Information related to the performance-based restrictions associated with these shares is contained in Compensation Discussion and Analysis. Target amounts represent the maximum number of shares that may be awarded.

(3)
Represents restricted stock awarded in fiscal 2009 under the 2004 Plan with time-based restrictions. Time-based restrictions lapse in four equal installments over a four-year period from the date of the award.

(4)
The expense shown for stock awards is based solely on the fair value as of the date of grant, disregarding any assumptions as to estimated forfeitures based on continued service. No other assumptions are used in the expense calculation for the stock awards. Under the Company's equity plans, fair market value is defined as the average closing price on the last trading day prior to the date of grant. For purposes of the Company's equity plans and the calculation of "Grant Date Fair Value," the fair market value of the Company's Common Stock on the date of grant referenced in this table (October 3, 2008) was $4.48, (the closing price on October 2, 2008). The closing price of the Company's Common Stock on the date of grant referenced in this table (October 3, 2008) was $4.44. Assumptions used in determining the fair values of these option awards is set forth in the "Equity Plans" note to the Company's financial statements included in its annual reports on Form 10-K for fiscal 2009.

        Plan Information:    In fiscal 2009, compensatory awards were made to the Named Executive Officers pursuant to the EIP and the 2004 Equity Incentive Plan (the "2004 Plan"). The EIP was first approved by the Company's shareholders in November 2004 and is being resubmitted to shareholders at the 2009 Annual Meeting (see Item 3). The purpose of the EIP is to attract, retain and reward qualified executives who are important to the Company's success by providing performance-based, incentive cash awards for outstanding performance at the individual, business-unit and Company-wide level. The purpose of the 2004 Plan is to promote the Company's success by linking the personal interests of its employees, officers, directors and consultants to those of the Company's shareholders, and by providing participants with an incentive for outstanding performance. Permissible awards under the 2004 Plan include: options, restricted stock, restricted stock units, stock appreciation rights, deferred stock units and dividend equivalent rights. The Company has issued options, restricted stock and restricted stock units under the 2004 Plan.

        Lapsing of Restrictions Associated with Restricted Stock Awards:    The restrictions associated with the restricted stock granted to the Named Executive Officers include both time-based restrictions and performance-based restrictions. Time-based restrictions applicable to awards made in fiscal 2006 and 2005 lapse in three equal installments over a three-year period from the date of the award. Time-based restrictions applicable to awards made after fiscal 2006 lapse in four equal installments over a four-year period. For information on the restrictions associated with performance-based awards, see the Compensation Discussion and Analysis.

        Issuance of Performance-based Awards:

        Restricted Stock.    Since fiscal 2006, the Company's executive officers have been granted restricted stock with performance-based restrictions related to the achievement of a minimum specified return on invested capital ("ROIC") or return on assets ("ROA") goal. Pursuant to SFAS No.123(R), the Company incurs an expense for performance-based restricted stock when it is probable that the goals associated with the shares will be met. Expenses are not incurred or are reversed when a determination is made that achievement of the goals is not probable. The Company has reversed expenses incurred for performance-based restricted stock granted in fiscal 2008 and 2007 and did not record any expenses for the awards granted in fiscal 2009. The Named Executive Officers forfeited performance-based restricted stock granted to them in fiscal 2007 and 2006 as a result of not achieving the applicable performance goals.

        Set forth below is information on total restricted stock award expenses recorded in the Company's financial statements for fiscal 2009, 2008 and 2007 for the Named Executive Officers.

			Performance-based Stock Awards
	Year	Time-based Stock Award Expense	Expense	(Expense Reversal)	Total Stock Award Expense
Steven R. Appleton	2009	$2,113,395	$—	$(1,242,918)	$870,477
	2008	2,245,375	1,242,918	(1,300,316)	2,187,977
	2007	1,574,391	1,300,316	(540,264)	2,334,443
Ronald C. Foster	2009	241,155	—	(105,346)	135,809
	2008	51,030	105,346	—	156,376
	2007	—	—	—	—
D. Mark Durcan	2009	1,224,336	—	(574,885)	649,451
	2008	1,327,955	574,885	(600,486)	1,302,354
	2007	893,168	600,486	(167,668)	1,325,986
Mark W. Adams	2009	500,013	—	(153,304)	346,709
	2008	440,792	153,304	(160,060)	434,036
	2007	345,547	160,060	—	505,607
Brian M. Shirley	2009	552,748	—	(287,443)	265,305
	2008	563,496	287,443	(269,885)	581,054
	2007	380,032	269,885	—	649,917

        Cash Awards.    The EIP was suspended in fiscal 2009 and no bonuses were paid. The performance milestones related to the payment of bonuses under the EIP for fiscal 2008 and 2007 were partially achieved or not achieved at all. As a result, bonuses for those fiscal years were not paid out at the levels indicated in the columns labeled "Estimated Future Payouts under Non-equity Incentive Plan Awards" on the "Grants of Plan-Based Awards" table. The actual amount of the EIP bonuses paid for fiscal 2009, 2008 and 2007 performance are included in the "Fiscal 2009 Summary Compensation Table" in the column labeled "Non-Equity Plan Incentive Compensation." The performance milestones related to the EIP are discussed in the Compensation Discussion and Analysis.

        Stock Option Vesting:    Since September 2004, options granted by the Company generally vest in four equal installments over a four-year period from the date of grant and have a term of six years. Mr. Adams holds options that were originally issued by Lexar Media, Inc. ("Lexar") and subsequently converted into Micron options in connection with the Company's acquisition of Lexar in June 2006. His Lexar options vest over a four-year period, with 25% vesting in the first year and the remaining 75% vesting in monthly increments thereafter. The Lexar options have a term of 10 years.

        Determination of Stock-based Compensation:    Under the provisions of SFAS No. 123(R), stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period of the award. Determining the appropriate fair value model and calculating the fair value of stock-based awards at the grant date requires considerable judgment, including estimating stock price volatility, expected option life and forfeiture rates. The Company develops its estimates based on historical data and market information which can change significantly over time. A small change in the estimates used can result in a relatively large change in the estimated valuation.

        The Company uses the Black-Scholes option valuation model to value employee stock awards. The Company estimates stock price volatility based on an average of its historical volatility and the implied volatility derived from traded options on the Company's stock. The estimated life of options granted in 2009 was based, in part, on historical experience and on the terms and conditions of the options. The estimate lives of options granted prior to 2009 were based on the simplified method provided by the SEC. Forfeiture rates are derived from historical experience and the terms and conditions of the options. For stock-based compensation awards with graded vesting that were granted after 2005, the Company recognizes compensation expense using the straight-line amortization method.

 OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

        The following table provides information with respect to outstanding stock options and restricted shares held by the Company's Named Executive Officers as of September 3, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Steven R. Appleton	250,000			$39.94	9/27/2009	94,250	(2)	$675,773	235,600	(3)	$1,689,252
Chief Executive Officer	250,000			78.31	9/1/2010	226,745	(4)	1,625,762	377,907	(5)	2,709,593
	400,000			21.11	9/21/2011	361,000	(6)	2,588,370	451,000	(7)	3,233,670
	600,000			17.43	9/10/2012
	80,000			9.16	4/22/2013
	300,000			14.35	9/23/2013
	300,000			15.91	3/29/2014
	420,000			12.03	10/1/2010
		1,641,000	(8)	4.48	10/3/2014
Ronald C. Foster	75,000	225,000	(9)	5.97	4/1/2014	62,815	(10)	450,384	104,691	(5)	750,634
Chief Financial Officer		505,000	(8)	4.48	10/3/2014	111,000	(6)	795,870	139,000	(7)	996,630
D. Mark Durcan	200,000			39.94	9/27/2009	43,500	(2)	311,895	108,800	(3)	780,096
President and Chief Operating	200,000			78.31	9/1/2010	22,500	(11)	161,325	173,612	(5)	1,244,798
Officer	300,000			21.11	9/21/2011	104,167	(12)	746,877	208,000	(7)	1,491,360
	300,000			17.43	9/10/2012	167,000	(6)	1,197,390
	40,000			9.16	4/22/2013
	125,000			14.35	9/23/2013
	125,000			15.91	3/29/2014
	130,000			12.03	10/1/2010
		758,000	(8)	4.48	10/3/2014
Mark W. Adams	75,000	25,000	(13)	16.68	6/27/2012	11,600	(2)	83,172	29,000	(3)	207,930
Vice President of Worldwide	54,617	4,632	(14)	14.52	1/4/2016	27,779	(12)	199,175	46,297	(5)	331,949
Sales	109,240	9,259	(14)	10.89	2/10/2016	83,000	(6)	595,110	104,000	(7)	745,680
		379,000	(8)	4.48	10/3/2014
Brian M. Shirley	60,000			32.06	10/20/2009	19,600	(2)	140,532	48,900	(3)	350,613
Vice President of Memory	50,100			28.56	10/18/2010	52,084	(12)	373,442	86,806	(5)	622,399
	18,750	6,250	(15)	13.23	9/15/2011	83,000	(6)	595,110	104,000	(7)	745,680
	70,100			21.11	9/21/2011
	48,750	16,250	(16)	13.55	12/16/2011
	65,000			12.44	10/16/2012
	5,000			9.00	5/5/2013
	100,000			12.52	11/19/2013
	75,000			11.51	9/1/2014
		379,000	(8)	4.48	10/3/2014

(1)
Calculated by multiplying the number of shares of restricted stock by $7.17, the closing price of the Company's common stock on September 3, 2009.

(2)
Restrictions on shares lapse in equal installments on September 26, 2009 and September 26, 2010.

(3)
Performance-based restrictions on shares lapse upon the achievement of a specified minimum ROIC goal by the fourth fiscal quarter of 2009. The metric was not met and the shares were forfeited on October 5, 2009.

(4)
Restrictions on shares lapse in equal installments on October 9, 2009, October 9, 2010 and October 9, 2011.

(5)
Performance-based restrictions on shares lapse upon the achievement of a specified minimum ROIC goal by the fourth fiscal quarter of 2010.

(6)
Restrictions on shares lapse in equal installments on October 3, 2009, October 3, 2010, October 3, 2011, and October 3, 2012.

(7)
Performance-based restrictions on shares lapse upon the achievement of specified minimum ROA goal by the fourth quarter of fiscal 2011.

(8)
Options vest in equal installments on October 3, 2009, October 3, 2010, October 3, 2011, and October 3, 2012.

(9)
Options vest in equal installments on April 1, 2010, April 1, 2011 and April 1, 2012.

(10)
Restrictions on shares lapse in equal installments on April 1, 2010, April 1, 2011 and April 1, 2012.

(11)
Restrictions on shares lapse in equal installments on August 27, 2010 and August 27, 2011.

(12)
Restrictions on shares lapse in equal installments on October 8, 2009, October 8, 2010 and October 8, 2011.

(13)
Options vest on June 27, 2010.

(14)
Options vest in 20% increments monthly beginning on September 4, 2009 and ending on January 4, 2010.

(15)
Options vest on September 15, 2009.

(16)
Options vest on December 16, 2009.

OPTION EXERCISES AND STOCK VESTED

        The following table sets forth information related to the number of restricted shares held by each of the Named Executive Officers that vested in fiscal 2009 and the value realized. No options were exercised by the Named Executive Officers in fiscal 2009.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Steven R. Appleton Chief Executive Officer	177,706	$734,222
Ronald C. Foster Chief Financial Officer	20,938	85,008
D. Mark Durcan President and Chief Operating Officer	101,056	451,734
Mark W. Adams Vice President of Worldwide Sales	30,059	139,789
Brian M. Shirley Vice President of Memory	41,561	161,408

(1)
Value calculated by multiplying number of shares by the market value of the shares on the vesting date.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        The following tables quantify the estimated payments and benefits for each of the Named Executive Officers pursuant to the Severance Agreements described in the "Severance Agreements" section of the "Compensation Discussion and Analysis." The amounts were calculated as if the Named Executive Officers separated from service on September 3, 2009, the last day of fiscal 2009.

        The "Salary" portion of severance payments are paid on the Company's regular bi-weekly payroll schedule during the officer's Transition Period subject to the possibility of a six-month delay that may be required by Section 409A of the Code. If Section 409A imposes a six-month delay, payments during the delay would be accumulated and paid to the officer on the first day of the seventh month following the officer's separation from service. The remaining payments would then be paid according to the Company's regular payroll schedule.

        The "Bonus" portion of the severance payments is paid only if the applicable performance goals are achieved before or during the applicable Transition Period. Such payments are made at the same time that the other officers participating in the applicable bonus plan receive their payments, if any, and typically would occur during the Company's first fiscal quarter.

        The "Cash in Lieu of Benefits" portion of the severance payments is calculated based on the difference between the amount of premiums the Named Executive Officer paid each month for benefits coverage as an employee of the Company and the estimated premiums the Named Executive Officer would need to pay each month for the same or similar coverage as a former employee of the Company. This monthly amount is multiplied by the number of months in the Named Executive Officer's Transition Period and is grossed-up for taxes. All gross-up calculations and payments are based on the standard supplemental withholding rates provided by federal and state guidelines. The Company does not use the Named Executive Officer's actual tax rate for these calculations. The "Cash in Lieu of Benefits" payment is made within 30 days after the officer's separation from service, subject to the possibility of a six-month delay that may be required by Section 409A of the Code. If Section 409A imposes a six-month delay, the payment would be made to the officer on the first day of the seventh month following the officer's separation from service.

        The "Value of Extended Option Vesting and Exercise Period" and the "Value of Extended Restricted Stock Vesting" portions of the severance arrangement have been estimated assuming continued vesting and exercisability during the Transition Period.

        The "Value of Unearned Stock Awards" was determined in the manner described below in footnote (6).

Voluntary or Involuntary Termination of Employment

Name	Salary(1)	Bonus(2)	Cash in Lieu of Benefits Payment(3)	Value of Extended Option Vesting and Exercise Period(4)	Value of Extended Restricted Stock Vesting(5)	Value of Unearned Stock Awards(6)	Total
Steven R. Appleton Chief Executive Officer	$950,000	—	$61,537	$2,099,174	$1,526,902	—	$4,637,613
Ronald C. Foster Chief Financial Officer	708,904	—	94,096	1,175,807	548,060	—	2,526,867
D. Mark Durcan President and Chief Operating Officer	600,000	—	47,244	941,437	784,914	—	2,373,595
Mark W. Adams Vice President of Worldwide Sales	400,000	—	38,177	438,378	256,758	—	1,133,313
Brian M. Shirley Vice President of Memory	484,000	—	27,221	519,198	343,522	—	1,373,941

(1)
Represents 12 months of the Named Executive Officer's monthly salary, except with respect to Mr. Foster. Mr. Foster would have been entitled to 19 months of salary if he had been terminated on September 3, 2009. Salary amounts are based on the Named Executive Officer's full salary rather than the reduced salaries in place as of September 3, 2009.

(2)
The EIP was suspended in fiscal 2009 and bonuses were not paid to the Named Executive Officers.

(3)
Represents a cash payment for an amount estimated to allow the Named Executive Officer to purchase during the Transition Period benefits similar to those he received while an employee of the Company. The amount listed includes a gross-up calculation for the tax impact of the payment.

(4)
Represents the value resulting from the additional vesting and exercise period for stock options provided by the Named Executive Officer's 12-month (19 months for Mr. Foster) Transition Period. The fair value of each option award is estimated as of September 3, 2009, using the Black-Scholes model. Expected volatility is based on the implied volatility from traded options on the Company's stock and historical volatility. The expected term is based on the shorter of length of the Transition Period or remaining life of the option. The risk-free rates are based on the U.S. Treasury yield.

(5)
Represents the value resulting from the additional vesting of restricted shares provided by the Named Executive Officer's 12-month (19 months for Mr. Foster) Transition Period. The amount shown is calculated as the number of shares multiplied by $7.17 per share, the Company's closing stock price on September 3, 2009.

(6)
The Company's performance-based goals have been established on a long-term basis using a four-quarter rolling average. Due to the Company's performance in recent fiscal quarters, the Company has assumed for purposes of this presentation that the performance-based goals related to these shares would not have been met during the Named Executive Officer's 12-month Transition Period. In the case of Mr. Foster, the Company has assumed for purposes of this presentation that the performance-based goals related to these shares would not have been met during Mr. Foster's 19-month Transition Period.

Change-in-Control

        The Company does not have change-in-control arrangements for its Named Executive Officers. However, the Severance Agreements described above provide for transitional benefits in the event of termination of employment, whether or not the termination is in connection with a change in control. In addition, under the Company's equity plans, upon a change in control, outstanding time-based awards automatically become fully vested or the applicable restrictions lapse and outstanding performance-based awards are treated as if all required performance goals were satisfied and are paid within 30 days on a pro-rata basis based on the amount of the performance period completed as of the date of the change in control. A change in control is generally defined as a change in the majority of the Board's directors within a specified time period or the acquisition of 35% or more of the Company's outstanding Common Stock. A corporate transaction is generally defined as merger or sale of substantially all of the Company's assets.

        Under the EIP, a change in control results in an early payout of awards, to the extent earned. Upon a change in control, performance achievement is measured as of the last day of the month preceding the change in control and is paid within 30 days.

        The following table sets forth the estimated benefits payable to the Named Executive Officers assuming a change in control or corporate transaction occurred on September 3, 2009. We have assumed for simplicity of presentation that benefits earned as of September 3, 2009, would have equaled benefits earned as of the end of the preceding month in the event of a change of control.

Name	EIP Bonus(1)	Value of Options(2)	Value of Restricted Stock(3)	Total
Steven R. Appleton Chief Executive Officer	—	$4,414,290	$12,522,419	$16,936,709
Ronald C. Foster Chief Financial Officer	—	1,628,450	2,993,518	4,621,968
D. Mark Durcan President and Chief Operating Officer	—	2,039,020	5,933,741	7,972,761
Mark W. Adams Vice President of Worldwide Sales	—	1,019,510	2,163,017	3,182,527
Brian M. Shirley Vice President of Memory	—	1,019,510	2,827,776	3,847,286

(1)
The EIP was suspended fiscal 2009 and bonuses were not paid to the Named Executive Officers.

(2)
Assumes the acceleration of vesting for all outstanding options. Amount shown is calculated as the excess of $7.17, the closing price of the Company's stock on September 3, 2009, over the accelerated option's exercise price.

(3)
Assumes the lapsing of all restrictions associated with the shares. Amount shown is calculated as the number of shares on which restrictions would lapse multiplied by $7.17 per share.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of September 3, 2009, regarding Common Stock that may be issued pursuant to the Company's equity compensation plans:

	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price Of Outstanding Options, Warrants and Rights	(c) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders(1)	81,273,871	$16.98	57,658,829
Equity Compensation Plans Not Approved by Shareholders(2)	37,795,921	13.59	11,499,763

Totals(3)	119,069,792	15.91	69,158,592

(1)
Includes shares issuable or available pursuant to the Company's 1994 Stock Option Plan (the "1994 Plan"), 1996 Lexar Stock Option Plan (the "1996 Lexar Plan"), 2000 Lexar Stock Option Plan (the "2000 Lexar Plan"), 2001 Stock Option Plan (the "2001 Plan"), 2004 Equity Incentive Plan (the "2004 Plan") and 2007 Equity Incentive Plan (the "2007 Plan"). The 2004 Plan and the 2007 Plan provide for a maximum term for options and SARs of six years, all other Company equity plans provide for a maximum option term of 10 years. The 2004 Plan and the 2007 Plan which are the Company's only plans that permit granting of awards other than stock options, provide that awards other than stock options or SARs reduce the number of available shares under the plan by two shares for each one share covered by the award. In addition, none of the Company's equity plans contain provisions that are commonly known as "liberal share counting provisions" or permit the grant of discounted options or SARs.

(2)
Includes shares issuable or available pursuant to the Company's Nonstatutory Stock Option Plan (the "NSOP"), 1997 Nonstatutory Stock Option Plan (the "1997 Plan"), 1998 Nonstatutory Stock Option Plan (the "1998 Plan") and the 2002 Employee Inducement Stock Option Plan (the "2002 Plan"). Options granted under the aforementioned plans have terms ranging from six to ten years. The exercise price and the vesting schedule of the options granted under these plans are determined by the administrators of the plans or the Company's Board of Directors. Executive officers and directors do not participate in the aforementioned plans.

(3)
The following table contains further information as to awards outstanding and available for issuance under each of the Company's equity plans.

Equity Plan	(a) Number of Securities Underlying Outstanding Awards		(b) Number of Securities Available for Issuance (Excluding Securities Reflected in Column (a))
Approved Plans
1994 Plan	25,844,529		—
1996 Lexar Plan	44,930		—
2000 Lexar Plan	1,388,174		—
2001 Plan	36,046,683		4,729,683
2004 Plan	10,520,795	(1)	23,569,290
2007 Plan	7,428,760	(2)	29,359,856

Approved Plan Total	81,273,871		57,658,829

Not Approved Plans
NSOP	36,662,533		10,092,594
1997 Plan	404,950		58,614
1998 Plan	728,438		348,555
2002 Plan	—		1,000,000

Not Approved Plan Total	37,795,921		11,499,763

Grand Total	119,069,792		69,158,592

(1)
Includes 756,781 restricted stock units.

(2)
Includes 1,711,764 restricted stock units and 52,267 shares of deferred stock rights.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Related party transactions are reviewed by the Company's Board of Directors. Related parties include the Company's directors and officers, their family members and affiliates. In cases where the related party is a director, that director does not participate in the review of the proposed transaction. In reviewing a proposed related party transaction, the Board considers all the relevant facts and circumstances of the transaction, such as (i) the nature and terms of the transactions, (ii) the dollar value of the transaction, (iii) whether the terms of the transaction are at least as favorable as they would have been if a related party was not involved, (iv) the business reasons for the transaction, (v) whether the transaction would result in an improper conflict of interest and (vi) the effects of the transaction on the ongoing relationship between the Company and the related party.

        During fiscal 2009, the Company paid $41 million to Lam Research Corporation ("Lam") for semiconductor manufacturing equipment and related services. Mr. Bagley is the Executive Chairman of Lam.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own beneficially more than 10% of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange ("NYSE"). Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a) of the Exchange Act. Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that all directors, executive officers, and greater than 10% beneficial owners complied with all applicable filing requirements during the fiscal year ended September 3, 2009.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 10, 2009. The Proxy Statement and Annual Report on Form 10-K are available at www.proxydocs.com/mu.

        As permitted by rules recently adopted by the Securities and Exchange Commission, we are making our proxy material available to our shareholders electronically via the Internet. We have mailed many of our shareholders a notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your voting instructions over the Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

 HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

        The Company is allowed and intends to deliver only one copy of the notice regarding the Internet availability of proxy materials or set of one Annual Report on Form 10-K and one Proxy Statement to multiple registered shareholders sharing an address who have received prior notice of our intent to deliver such notice or report and proxy statement per address, so long as the Company has not received contrary instructions from one or more of such shareholders. This practice is commonly referred to as "householding." Householding reduces the volume of duplicate information received at your household and the cost to the Company of preparing and mailing duplicate materials.

        If you share an address with other registered shareholders and your household receives one copy of the notice of Internet availability or of this Proxy Statement and 2009 Annual Report on Form 10-K and you decide you want a separate copy of this Proxy Statement and 2009 Annual Report on Form 10-K through the date of the Annual Meeting, we will promptly deliver your separate copy if you contact us at Micron Technology, Inc., Attn.: Corporate Secretary, P.O. Box 6, MS-1-507, Boise, Idaho 83707-0006 or corporatesecretary@micron.com or (208) 368-4500. Additionally, to resume the mailing of individual copies of future annual reports, proxy statements, proxy statements combined with a prospectus, and information statements to a particular shareholder, you may contact Wells Fargo Bank, N.A., Attn.: Householding, P.O. Box 64854, St. Paul, Minnesota 55164-0854 or at (800) 347-8625 and your request will be effective within 30 days after receipt. After the Annual Meeting, you may request householding of these documents by providing Wells Fargo Bank at the address provided directly above with a written request to eliminate multiple mailings. The written request must include names and account numbers of all shareholders consenting to householding for a given address and must be signed by those shareholders.

        Additionally, the Company has been notified that certain banks, brokers and other nominees will household the Company's annual reports and proxy statements for shareholders who hold in street names and have consented to householding. In this case, you may request an individual copy of this Proxy Statement and 2009 Annual Report on Form 10-K by contacting your bank, broker or other nominee.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

        Proposals of shareholders of the Company which are intended to be presented at the Company's 2010 Annual Meeting of Shareholders must be received by the Company at its principal executive offices located at 8000 South Federal Way, Boise, Idaho 83716-9632, no later than July 11, 2010, and must also be in compliance with the Company's Restated Certificate of Incorporation and its Bylaws and with applicable laws and regulations in order to be included in the Proxy Statement and form of proxy relating to that meeting. Proposals which are received after July 11, 2010, will be untimely and will not be considered at the meeting.

        October 28, 2009

THE BOARD OF DIRECTORS

 APPENDIX A

MICRON TECHNOLOGY, INC.
EXECUTIVE OFFICER
PERFORMANCE INCENTIVE PLAN
Effective as of September 3, 2004
Amended and Restated as of October 6, 2009

1.     Purpose.

        The purpose of the Plan is to promote the success of the Company by providing performance-based incentive compensation in the form of cash payments ("Awards") to the chief executive officer, president and vice-presidents ("Executive Officers") of the Company. Such Awards are designed to attract, retain and reward the Executive Officers for outstanding business performance. The Plan is intended, but not required, to provide qualified performance-based compensation in accordance with Section 162(m) of the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations promulgated thereunder ("Section 162(m)").

2.     Administration.

        The Plan shall be administered by the Committee. The Committee shall be composed solely of two or more outside directors as defined in Section 162(m) and shall qualify as an independent compensation committee under Section 162(m). The Committee shall have full power and authority to construe, interpret and administer the Plan and shall have authority to delegate the day-to-day administration of the Plan to Company employees or to such other persons as the Committee deems reasonable under the circumstances. The Committee shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and all decisions of the Committee with respect to matters related to the Plan shall be final, conclusive and binding upon all persons, including the Company, shareholders, employees, Company successors and assigns and a Participant's spouse, if any, and his or her guardian, estate and/or heirs ("Interested Parties"). The Committee shall have the full and exclusive right to make reductions in Awards under the Plan. In determining whether to reduce any Award and the amount of any such reduction, the Committee shall take into consideration such factors as the Committee shall determine reasonable under the circumstances, in its sole and absolute discretion. All expenses of the administration of the Plan shall be borne by the Company, including all Awards, if any, paid pursuant to the terms of the Plan.

3.     Stockholder Approval.

        The Plan previously was approved by the Company's stockholders on November 18, 2004. In order for new Awards under the Plan to qualify as performance-based compensation under Section 162(m), the material terms of the Plan shall be disclosed to and re-approved by the shareholders no later than the shareholders meeting that occurs on December 10, 2009, which is the fifth year following the year in which shareholders previously approved the material terms of the Plan.

4.     Participants.

        (a)    Selection of Participants.    For each measurement period, the Committee will choose, in its sole discretion, the Executive Officers who will participate in the Plan (each a "Participant"). Nothing in this Plan shall be construed as precluding or prohibiting an Executive Officer from being eligible to participate in any other bonus or compensation arrangement of the Company, whether or not currently established.

        (b)    Employment Criteria.    To be eligible to receive an Award under the terms of the Plan with respect to a measurement period, a Participant must be continuously employed by the Company or a subsidiary or affiliate as an Executive Officer for the entire measurement period, including, as well, through the date of determination and certification of the payment of any such Award ("Certification Date"). For purposes of the Plan, with respect to any given measurement period, a Participant who (i) terminates employment (regardless of cause) or who otherwise ceases to be an Executive Officer, prior to the Certification Date and (ii) who, pursuant to a separate contractual arrangement with the Company is entitled to receive payments from the Company thereunder extending to or beyond such Certification Date as a result of such termination or cessation in Executive Officer status, shall be deemed to have been employed by the Company as an Executive Officer through the Certification Date for purposes of Award eligibility.

5.     Business Criteria on Which Performance Goals Shall be Based.

        Awards under the Plan shall be based on the attainment of Performance Goals for the specified measurement period that are related, directly or indirectly, to one or more of the following objective business criteria, or any combination or portion thereof:

  •
  Gross and/or net revenue (including whether in the aggregate or attributable to specific products)

  •
  Cost of Goods Sold and Gross Margin

  •
  Costs and expenses, including Research & Development and Selling, General & Administrative

  •
  Income (gross, operating, net, etc.)

  •
  Earnings, including before interest, taxes, depreciation and amortization (whether in the aggregate or on a per share basis

  •
  Cash flows and share price

  •
  Return on investment, capital, equity

  •
  Manufacturing efficiency (including yield enhancement and cycle time reductions), quality improvements and customer satisfaction

  •
  Product life cycle management (including product and technology design, development, transfer, manufacturing introduction, and sales price optimization and management)

  •
  Economic profit or loss

  •
  Market share

  •
  Employee retention, compensation, training and development, including succession planning

  •
  Objective goals consistent with the Participant's specific officer duties and responsibilities, designed to further the financial, operational and other business interests of the Company, including goals and objectives with respect to regulatory compliance matters.

        The business criteria may be expressed or measured at the individual, function, department, region, unit, subsidiary, affiliate or Company levels or any combination of the foregoing. Company Performance Goals with respect to the foregoing business criteria may be specified in absolute terms (including completion of pre-established projects, such as the introduction of specified products), in ratios, in percentages, or in terms of growth from period to period, growth rates over time as well as in terms of performance measured relative to an established or specially-created performance index of Company competitors, peers or other members of high tech industries. Any member of an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

6.     Establishment of Performance Goals.

        (a)    Committee Action.    For each measurement period the Committee shall establish the following: (1) the length of the measurement period with respect to each Participant; (2) the Participants in the Plan for such period; (3) the specific Company, subsidiary, affiliate, group, division, unit, department, function and/or individual business criterion or criteria, or combination thereof, that will be measured with respect to each Participant; (4) the specific results, or range of results, to be achieved with respect to the selected criterion or criteria ("Performance Goals"); (5) any special adjustments that may need to be applied in calculating whether the Performance Goals have been met to factor out extraordinary items; (6) the formula for calculating the awards under the Plan in relation to the Performance Goals (including instructions for extrapolating the amounts payable when performance results fall in a range between threshold, target and maximum goals), and; (7) the targeted bonus amounts or Awards (expressed in absolute terms or as a percentage of base compensation fixed at the time the performance formula is established) for each Participant.

        (b)    Timing of Committee Action.    The Committee shall make the above determinations in writing no later than ninety (90) days after the start of each measurement period, on or before twenty-five percent (25%) of the measurement period has elapsed, and while the outcome is substantially uncertain.

        (c)    Maximum Award.    The maximum Award that may be paid to any one Participant with respect to the aggregate of all measurement periods in any fiscal year shall not exceed $3,000,000.

        (d)    Measurement Periods.    Measurement periods need not be the same for each Participant. Measurement periods will coincide with the Company's fiscal year unless the Committee determines otherwise; provided, however, in no event will a measurement period be less than a three-month period for any Participant.

        (e)    Awards Intended to be "performance based compensation" under Section 409A.    With respect to Awards intended to be "performance based compensation" as defined in §1.409A-1(e) of the final regulations under Section 409A of the Internal Revenue Code of 1986, as it may be amended from time to time ("Section 409A"), (1) the measurement period shall be at least 12 consecutive months; (2) Performance Goals shall be established in writing no later than 90 days after the commencement of the period of service to which the criteria relates, provided that the outcome must be substantially uncertain at the time the criteria are established; (3) the Performance Goals may include subjective performance criteria, provided that the subjective performance criteria are bona fide and relate to the performance of the Participant, a group of service providers that includes the Participant, or a business unit for which the Participant provides services (which may include the entire organization); and (4) the Award must meet other applicable requirements of Section 409A.

        (f)    Changes in the Business, Re-Set Events, Etc.

          (1)    Awards Not Intended to Satisfy Section 162(m).    With respect to Awards not intended to satisfy Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, including any acquisition, disposition or merger, or the manner in which the Company or a subsidiary or affiliate conducts its business, or other events or circumstances render Performance Goals to be unsuitable for a measurement period, the Committee may modify such Performance Goals in whole or in part, and/or such measurement period, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a measurement period, the Committee may determine that the Performance Goals or measurement period are no longer appropriate and may (i) adjust, change or eliminate the Performance Goals or the applicable measurement period as it deems appropriate to make such goals and period comparable to the initial Performance Goals and measurement period, or (ii) make an Award to the Participant in amount determined by the Committee to be in the best interests of the Company, in the Committee's sole discretion. The foregoing two sentences shall apply with respect to an Award that is not intended to satisfy Section 162(m).

          (2)    Awards Intended to Satisfy Section 162(m).    With respect to Awards intended to satisfy Section 162(m), unless otherwise specified by the Committee in its written determinations establishing the business criteria for the particular measurement period, if prior to the end of such measurement period the Company (i) disposes of businesses or interests that, individually or in the aggregate, represent either (A) five percent (5%) or more of the Company's consolidated gross revenues for the four fiscal quarters completed immediately preceding the consummation of the dispositions or (B) five percent (5%) of the Company's consolidated property, plant and equipment, net, measured as of the last day of the fiscal quarter immediately preceding the disposition or (ii) consummates one or more acquisitions during the measurement period that, individually or in the aggregate, constitute a Triggering Acquisition (as defined below), in each case a "Re-Set Event," the Performance Goals shall be adjusted, effective as of the last day of the fiscal quarter immediately before the consummation of the Re-Set Event, (x) to reflect the business disposition by eliminating from the Performance Goals the projected business results relating to the disposed business for the remainder of the fiscal quarters of the measurement period, and (y) to reflect any business acquisition, by establishing supplemental performance criteria in compliance with Sections 5 and 6 (a) through (c) above, as the Committee deems appropriate, with respect to the acquired business (which business shall be tracked separately as an independent business unit for purposes of any such supplemental performance criteria). For purposes of this Section, a "Triggering Acquisition" means an acquisition (or combination of acquisitions) in which either (i) the acquired entity's gross revenues for the four quarters completed immediately prior to consummation of the acquisition is equal to five percent (5%) or more of the pro-forma gross revenues for the same four quarters for the combination of the Company and its affiliates and the acquired entity, or (ii) the acquired entity's property, plant and equipment, net, equals or exceeds five percent (5%) of the pro-forma property, plant and equipment, net, for the combination of the Company and its affiliates and the acquired entity. (If either the Company and its affiliates or the entity being acquired had consummated other acquisitions during the four quarters in question, the calculation described in the prior sentence shall be made using pro-forma earnings for each member of the combined entity.) Notwithstanding the foregoing, nothing in this Section 6(f)(2) will be construed to authorize the Committee to take actions under this Section 6(f)(2) that are not permitted by Section 162(m).

        (g)   Change in Control.

          (1)    Awards.    Notwithstanding Section 6(d), in the event of a Change in Control (as defined below), each measurement period shall be deemed to have ended as of the last day of the fiscal month immediately preceding such Change in Control (the "CIC Termination Date"). The Committee shall determine with respect to each Participant whether his or her Performance Goal(s) were Achieved (as defined below) as of the CIC Termination Date. In the case of any such achievement, a Participant shall receive, subject to the terms and conditions of the Plan, including the Committee's discretion and certification as set forth in Section 7 below, an Award payable within thirty days of the Certification Date. Subject to the Committee's discretion set forth in Section 7(b), Awards that are Achieved as defined in clause (i) of the definition of "Achieved" shall not be pro-rated and Awards that are Achieved as defined in clause (ii) of such definition shall be pro-rated.

          (2)    Definitions.    For purposes of this Section 6, the following terms shall be defined as follows:

        "Achieved" shall mean with respect to (i) a non-financial or non-numerical Performance Goal, the full achievement of such Performance Goal; and (ii) a financial or numerical Performance Goal, the achievement of results which, when extrapolated over the remainder of the full measurement period, disregarding the CIC Termination Date, would result in the Performance Goal being satisfied.

        "Change in Control" means and includes the occurrence of any one of the following events:

            (i)  individuals who, on the date this Plan becomes effective ("Effective Date"), constitute the Board of Directors of the Company (the "Incumbent Directors") and who cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

           (ii)  any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Securities Exchange Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company ("Company Common Stock") or (B) securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of directors (the "Company Voting Securities"); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

          (iii)  the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a subsidiary (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets (a "Sale") or the acquisition of assets or stock of another corporation (an "Acquisition"), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets or stock either directly or through one or more subsidiaries, the "Surviving Corporation") in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

7.     Determination and Certification of Attainment of Performance Goals; Committee Discretion.

        (a)    Determination and Certification of Awards.    As soon as practicable following the expiration of a measurement period, the Committee shall determine, pursuant to the Performance Goals and other elements established pursuant to Section 6 above, the Award to be paid to each Participant for such measurement period. The Committee's determinations shall be final, binding and conclusive with respect to all Interested Parties and shall be certified in writing by the Committee prior to the payment of any such Award, which writing may take the form of a Committee resolution passed by a majority of the Committee at a properly convened meeting or through unanimous action by the Committee via action by written consent. The certification requirement also may be satisfied by a separate writing executed by the Chairman of the Committee, acting in his capacity as such, following the foregoing Committee action or by the Chairman executing approved minutes of the Committee in which such determinations were made.

        (b)    Committee Discretion.    The Committee, in its sole discretion, based on any factors the Committee deems appropriate, may reduce the Award to any Participant in any measurement period (including reduction to zero if the Committee so determines). The Committee shall make a determination of whether and to what extent to reduce Awards under the Plan for each measurement period at such time or times following the close of the measurement period as the Committee shall deem appropriate. The reduction in the amount of an Award to any Participant for a measurement period shall have no effect on (i.e., shall neither increase nor decrease) the amount of the Award to any other Participant for such measurement period.

8.     Payment of Awards.

        Awards shall be paid in cash, in a single lump sum, to the Participants as soon as practicable following the Certification Date, provided that any Award intended to satisfy the short-term deferral exemption specified in §1.409A-1(b)(4) of the final regulations under Section 409A, will be paid on or before later of the 15th day of the third month following the end of the Participant's first taxable year in which the right to the payment is no longer subject to a substantial risk of forfeiture or the 15th day of the third month following the end of the Company's first taxable year in which the right to the payment is no longer subject to a substantial risk of forfeiture. Notwithstanding the foregoing, subject to applicable law, the Committee may permit or require a Participant to defer the receipt of an Award. If any such deferral is permitted or required, the Board shall, in its sole discretion, establish rules and procedures for such Award deferrals which are compliant with Section 409A.

        Payments of Awards to Participants, if any, who are employees of subsidiaries or affiliates of the Company shall be paid directly by such subsidiaries or affiliates. The Company (or such subsidiary or affiliate as the case may be) shall be authorized to withhold applicable taxes from an Award and such other amounts as shall be required by law or as have been previously authorized by the Participant.

9.     Amendment; Termination.

        The Committee shall be authorized to amend, modify, suspend or terminate the Plan, in whole or in part, as the Committee shall deem proper and in the best interests of the Company at any time for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek shareholder approval of any amendment determined to require shareholder approval pursuant to Section 162(m) or any other applicable law, rule regulation or listing requirement.

        Notwithstanding anything in the Plan or the terms of any Award or other applicable agreement to the contrary, the Committee may amend the Plan or any Award or other applicable agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan, Award or other applicable agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By participating in this Plan, a Participant agrees to any amendment made pursuant to this Section to any Award under the Plan without further consideration or action.

10.   Nonassignability.

        No Award or any other right or obligation under the Plan shall be conveyed, assigned, encumbered, or transferred by any Participant or Eligible Participant hereunder, and any such attempted conveyance, assignment, encumbrance or transfer shall be void.

11.   No Right to Continued Employment.

        Nothing in this Plan shall confer upon any employee who is an Executive Officer or Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge such employee at any time for any reason whatsoever, with or without good cause.

12.   Effectiveness.

        The Plan is effective for measurement periods beginning on or after September 3, 2004.

13.   Special Provisions Related To Section 409A of the Code.

        (a)   It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

        (b)   Notwithstanding anything in the Plan or in any Award or other applicable agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award or other applicable agreement by reason of the occurrence of a change in control, or the participant's disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such change in control, disability or separation from service meet any description or definition of "change in control event", "disability" or "separation from service", as the case may be, in Section 409A and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award upon a change in control, disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award or other applicable agreement that is permissible under Section 409A.

        (c)   If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceeds the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

        (d)   Notwithstanding anything in the Plan or in any Award or other applicable agreement to the contrary, if any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A would otherwise be payable or distributable under this Plan or in any Award or other applicable agreement by reason of Participant's separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

            (i)  if the payment or distribution is payable in a lump sum, the Participant's right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant's death or the first day of the seventh month following the Participant's separation from service; and

           (ii)  if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant's separation from service will be accumulated and the Participant's right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant's death or the first day of the seventh month following the Participant's separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

        For purposes of this Plan, the term "Specified Employee" has the meaning given such term in Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company's Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

Directions to the
2009 Annual Meeting of Shareholders

To be held at
Micron's Headquarters
8000 S. Federal Way, Boise, ID
Thursday, December 10, 2009, 9:00 a.m.

PROXY TABULATOR FOR P.O. BOX 8016 CARY, NC 27512-9903 Annual Meeting of Shareholders of Micron Technology, Inc. Date: Thursday, December 10, 2009 Place: Company Headquarters, 8000 South Federal Way, Boise, Idaho 83716-9632 Time: 9:00 am, Mountain Standard Time Please make your marks like this: Use dark black pencil or pen only The Board of Directors recommends you vote FOR Proposals 1, 2 and 3 • Mark, sign and date your Proxy Card. • Detach your Proxy Card. • Return your Proxy Card in the postage-paid envelope provided. MAIL INTERNET • Use any touch-tone telephone. • Have your Proxy Card ready. • Follow the simple recorded instructions. TELEPHONE 1-866-586-3108 Please Sign Please Date Please Sign Please Date Please separate carefully at the perforation and return just this portion in the envelope provided. Go To www.proxypush.com/mu • Cast your vote online. To attend the meeting and vote your shares in person please mark this box. Authorized Signatures - This section must be completed for your instructions to be executed. EVENT # CLIENT # OR OR Annual Meeting of Shareholders of Micron Technology, Inc. to be held Thursday, December 10, 2009 For Holders as of October 13, 2009 Go Green! Sign up for electronic delivery to save paper and eliminate clutter from your mailbox. Simply go to: https://www.investorelections.com/mu to receive documents via e-mail. All votes must be received by 11:59 pm, Eastern Time December 9, 2009. Copyright © 2009 Mediant Communications LLC. All Rights Reserved 1. ELECTION OF DIRECTORS 01 Steven R. Appleton 02 Teruaki Aoki 03 James W. Bagley 04 Robert L. Bailey 05 Mercedes Johnson 06 Lawrence N. Mondry 07 Robert E. Switz 2. Proposal to approve the Company’s Executive Officer Performance Incentive Plan 3. Proposal by the Company to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 2, 2010 Directors Recommend For Against Abstain

PROXY TABULATOR FOR MICRON TECHNOLOGY, INC. P.O. BOX 8016 CARY, NC 27512-9903 Revocable Proxy – Micron Technology, Inc. On matters set forth on the opposite side, the undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2009 Annual Meeting of Shareholders and Proxy Statement, each dated October 27, 2009, and hereby appoints Steven R. Appleton and D. Mark Durcan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Shareholders of Micron Technology, Inc., to be held December 10, 2009, at 9:00 a.m., Mountain Standard Time, at the Company’s headquarters located at 8000 South Federal Way, Boise, Idaho 83716@9632, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the opposite side. And in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion. This Proxy is Solicited on behalf of the Board of Directors

QuickLinks

Notice of 2009 Annual Meeting of Shareholders December 10, 2009
INFORMATION CONCERNING SOLICITATION AND VOTING
ITEM 1—ELECTION OF DIRECTORS
COMPENSATION OF DIRECTORS
ITEM 2—APPROVAL OF THE EXECUTIVE OFFICER PERFORMANCE INCENTIVE PLAN
ITEM 3—RATIFICATION OF PRICEWATERHOUSECOOPERS LLP
PRINCIPAL SHAREHOLDERS
EXECUTIVE COMPENSATION AND RELATED INFORMATION COMPENSATION DISCUSSION AND ANALYSIS
EIP Weightings (as % of Target Incentive)
COMPENSATION COMMITTEE REPORT
FISCAL 2009 SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2009
OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS
HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
  APPENDIX A
MICRON TECHNOLOGY, INC. EXECUTIVE OFFICER PERFORMANCE INCENTIVE PLAN Effective as of September 3, 2004 Amended and Restated as of October 6, 2009